[GRAPHIC OMITTED][GRAPHIC OMITTED]

                                BRITESMILE, INC.
                              490 North Wiget Lane
                         Walnut Creek, California 94598
                                 (925) 941-6260

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 23, 2005

To the Shareholders:

         Notice is hereby given that the Annual Meeting of the Shareholders of BriteSmile, Inc. (the "Company") will be held at the Lafayette Park Hotel, 3287 Mt. Diablo Boulevard, Lafayette, California, 94549, on June 23, 2005, at 2:00 o'clock p.m., local time, and at any postponement or adjournment thereof, for the following purposes, which are discussed in the following pages and which are made part of this Notice:

          1. To elect eight directors, each to serve until the next annual meeting of shareholders and until his successor is elected and shall qualify;

          2. To approve an amendment to the Company's Revised 1997 Stock Option and Incentive Plan to increase the total number of shares of common stock issuable under the Plan from 1,500,000 to 1,900,000 (the "Option Plan Amendment");

          3.   To  approve  an   amendment   to  the   Company's   Articles   of
               Incorporation to create and authorize 5,000,000 shares of "blank check" preferred stock of the Company (the "Charter Amendment");

          4. To ratify and approve the issuance by the Company of (i) Senior Convertible Notes of the Company, which are convertible into an aggregate of 1,577,545 shares of the Company's common stock, subject to adjustment if specified events occur, (ii) Warrants to purchase up to an aggregate of 544,253 shares of the Company's common stock, subject to adjustment if specified events occur,
               (iii) Additional Investment Rights to purchase additional Senior Convertible Notes and Warrants, which would be convertible or exercisable for up to an aggregate of 707,266 additional shares of the Company's common stock, subject to adjustment if specified events occur, and (iv) shares of the Company's common stock in payment of principal and interest on the Senior Convertible Notes (the "Note and Warrant Issuance");

          5. To ratify the selection of Deloitte & Touche, LLP as the Company's independent auditors by the Audit Committee of the Company's Board of Directors; and

          6. To consider and act upon any other matters that properly may come before the meeting or any adjournment thereof.

         The Company's Board of Directors has fixed the close of business on April 15, 2005 as the record date for the determination of shareholders having the right to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose related to the meeting during ordinary business hours at the offices of the Company at 490 North Wiget Lane, Walnut Creek, California 94598, during the ten days prior to the meeting.

         You are requested to date, sign and return the enclosed Proxy, which is solicited by the Board of Directors of the Company and will be voted as indicated in the accompanying Proxy Statement and Proxy. Your vote is important. Please sign and date the enclosed Proxy and return it promptly in the enclosed return envelope, whether or not you expect to attend the meeting. The giving of your proxy as requested will not affect your right to vote in person if you decide to attend the Annual Meeting. The return envelope requires no postage if mailed in the United States. If mailed elsewhere, foreign postage must be affixed. Your proxy is revocable at any time before the meeting.

                                By Order of the Board of Directors,
                                Kenneth A. Czaja



                                CFO and Secretary
Walnut Creek, California
May [___], 2005

                                BRITESMILE, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                 PROXY STATEMENT

                                TABLE OF CONTENTS


INTRODUCTION..................................................................1
PROPOSAL 1 - ELECTION OF DIRECTORS............................................2
MEETINGS OF THE BOARD OF DIRECTORS............................................4
COMMITTEES OF THE BOARD OF DIRECTORS..........................................4
DIRECTOR COMPENSATION.........................................................5
SHAREHOLDER COMMUNICATIONS WITH DIRECTORS.....................................5
DIRECTOR NOMINATIONS..........................................................5
REPORT OF AUDIT COMMITTEE.....................................................6
AUDIT FEES FOR FISCAL 2003 AND 2004...........................................7
EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES/CONSULTANTS......................8
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............10
COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT............................12
EXECUTIVE COMPENSATION.......................................................13
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS..............14
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION..................15
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON
        EXECUTIVE COMPENSATION...............................................15
STOCK PERFORMANCE GRAPH......................................................18
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................18
PROPOSAL 2 - APPROVAL OF AMENDMENT TO STOCK OPTION PLAN......................21
PROPOSAL 3 - APPROVAL OF CHARTER AMENDMENT...................................26
PROPOSAL 4 - RATIFICATION AND APPROVAL OF NOTE AND WARRANT ISSUANCE..........27
PROPOSAL 5 - APPROVAL OF INDEPENDENT AUDITORS................................31
OTHER MATTERS................................................................31
ANNUAL REPORT................................................................31
SHAREHOLDER PROPOSALS........................................................31
MATERIAL INCORPORATED BY REFERENCE...........................................32

                                BRITESMILE, INC.
                              490 North Wiget Lane
                         Walnut Creek, California 94598
                                 (925) 941-6260


                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

     The enclosed Proxy is solicited by the Board of Directors of BriteSmile, Inc. (the "Company") for use in voting at the Annual Meeting of Shareholders to be held at the Lafayette Park Hotel, 3287 Mt. Diablo Blvd., Lafayette, California, 94549, on June 23, 2005, at 2:00 o'clock p.m., local time, and at any postponement or adjournment thereof, for the purposes set forth in the attached notice.

         When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder completing the proxy. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein, FOR approval of the Option Plan Amendment, FOR approval of the Charter Amendment; FOR ratification and approval of the Note and Warrant Issuance; and FOR ratification of the appointment of auditors. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Company's Secretary prior to the Annual Meeting, or by giving a later dated proxy.

         The presence at the meeting, in person or by proxy, of shareholders holding in the aggregate a majority of the outstanding shares of the Company's common stock entitled to vote shall constitute a quorum for the transaction of business. The Company does not have cumulative voting for directors; a plurality of the votes properly cast for the election of directors by the shareholders attending the meeting, in person or by proxy, will elect directors to office. Approval of the Charter Amendment will require the affirmative vote of a majority of the outstanding shares of common stock of the Company. Approval of the Option Plan Amendment, ratification and approval of the Note and Warrant Issuance and ratification of the appointment of auditors will require the affirmative vote of a majority of the votes cast on each proposal. Abstentions and broker non-votes will count for purposes of establishing a quorum, but will not count as votes cast for the election of directors or any other proposal and will have no effect on the outcome of the proposals, other than the Charter Amendment in which an abstention and broker non-vote will have the same effect as a vote against approval of the Charter Amendment. Votes cast by shareholders who attend and vote in person or by proxy at the Annual Meeting will be counted by inspectors to be appointed by the Company (it is anticipated that the inspectors will be employees, attorneys or agents of the Company).

         The close of business on April 15, 2005 has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Each share shall be entitled to one vote on all matters. As of the record date there were [________] shares of the Company's common stock outstanding of record and entitled to vote. For a description of the principal holders of such stock, see "Security Ownership of Certain Beneficial Owners and Management" below.

         This Proxy Statement and the enclosed Proxy are being furnished to shareholders on or about May [___], 2005.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         The Company's Bylaws provide that the number of directors shall range from three to ten, as determined from time to time by the shareholders or the Board of Directors. Presently the Company's Board of Directors consists of nine members. All of the current directors of the Company other than Mr. Poch are nominees for election at the Annual Meeting. The Company has been fortunate to have Mr. Poch on the Board of Directors as the nominee of Pequot Capital, a major shareholder of the Company, for nearly five years. The Board of Directors wishes to thank Mr. Poch for his service to the Company. Concurrently with the Annual Meeting, the Board of Directors will reduce the number of members of the Board of Directors to eight.

         Each director elected at the Annual Meeting will hold office until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified. Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, and the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director. The Company does not have a nominating committee of the Board of Directors. Instead, the independent members of the Board of Directors determine nominees for director, which permits all directors to fully participate in the process. In identifying and evaluating candidates to be nominated as directors, the Board seeks individuals with stated relevant experience that can add to the ability of the Board to fulfill its fiduciary obligations.

         At the meeting, the shareholders will vote to elect four independent directors (as defined in Marketplace Rule 4200(A)(15) of The Nasdaq Stock Market) and four associated directors. All of these nominees currently serve as members of the Board of Directors. Messrs. Peters, Thompson, Schechter and Pierce are independent directors under the Nasdaq rules.

         The following information is furnished with respect to the nominees. Stock ownership information is shown under the heading "Security Ownership of Certain Beneficial Owners and Management" and is based upon information furnished by the respective individuals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE DIRECTOR.

         The table below indicates the position with the Company, tenure as director and age of each nominee as of April 15, 2005.

Name                              Position with the Company                             Age     Director Since
----                              -------------------------                             ---     --------------
Anthony M. Pilaro                 Chairman of the Board of Directors                    69            1997
Gregg Coccari                     Chief Executive Officer and Director                  52            2005
R. Eric Montgomery                Director                                              50            1998
Bradford Peters                   Director                                              37            1999
Harry Thompson                    Director                                              75            1999
Peter Schechter                   Director                                              45            1999
L. Tim Pierce                     Director                                              53            2003
Dr. Julian Feneley                Director                                              40            2003

Anthony M. Pilaro

         Mr. Pilaro has served as a director and Chairman of the Board of the Company since August 1997. Presently, he serves as Chairman of CAP Advisers Limited, which maintains offices in Dublin, Ireland. He is also founder and Chairman of Excimer Vision Leasing L.P., a partnership primarily engaged in the business of leasing Excimer laser systems. Mr. Pilaro has been involved in private international investment banking. He was a Founding Director and former

Chief Executive Officer of Duty Free Shoppers Group Limited, the world's leading specialty retailer catering to international travelers, and a founder of the predecessor of VISX, Inc. A graduate of the University of Virginia and the University of Virginia Law School, Mr. Pilaro practiced law in New York City through 1964.

Gregg Coccari

         Mr. Coccari has served as Chief Executive Officer and director of the Company since January 2005. Previously, Mr. Coccari was President and CEO of Teleflora, one of the world's largest floral wire services with operations throughout North America. Prior to Teleflora, Mr. Coccari was a Senior Managing Director at Franklin Mint, Eagle's Eye and Johnson & Johnson. Mr. Coccari received a B.S. from Colgate University and an M.B.A. from Wharton School of the University of Pennsylvania.

R. Eric Montgomery

         Mr. Montgomery has served as a director of the Company since May 1998. He is a consultant, researcher, and entrepreneur in the oral care and cosmetic products industries, and has been granted over 65 US and foreign patents since 1981. Prior to his appointment to the Company's Board of Directors, from November 1997 until May 1998, Mr. Montgomery served as an independent consultant to the Company through Applied Dental Sciences, Inc. Mr. Montgomery is also the Founding Manager and President of Oraceutical LLC, an organization that develops products and technologies for dentistry and consumer oral care. Oraceutical is currently engaged by the Company as an independent contractor to provide technology development services. Mr. Montgomery's companies have provided consulting services to and developed products for oral care and pharmaceutical companies, and now also provide order fulfillment outsourcing services for BriteSmile.

Bradford Peters

         Mr. Peters has served as a director of the Company since December 1999. He is the President of Blackfin Capital, a privately held investment company based in New York. Prior to founding Blackfin Capital, from July 1993 to June 1998, Mr. Peters was with Morgan Stanley Private Wealth Management Group. Mr. Peters received an M.B.A. from Duke University.

Harry Thompson

         Mr. Thompson has served as a director of the Company since December 1999. He is currently the President of The Strategy Group and formerly Chairman and Managing Director of Swiss Army Brands, Inc., where he has worked since 1989. Prior to founding The Strategy Group, Mr. Thompson served in senior management of several core units of the Interpublic Group of Companies, one of the world's leading advertising groups. Mr. Thompson also has served as either manager or chairman of several telecommunication companies of The Galesi Group. Mr. Thompson received an M.B.A. from Harvard Business School.

Peter Schechter

         Mr. Schechter has served as a director of the Company since July 1999. Mr. Schechter is a founding partner of Chlopak, Leonard, Schechter and Associates, an international communications consulting firm, specializing in the management of crisis communications, corporate reputation programs, political campaigns and country image initiatives. Mr. Schechter has extensive experience in public policy management. A graduate of the School of Advanced International Studies at Johns Hopkins University, Mr. Schechter has lived in Europe and Latin America. He is fluent in six languages.

L. Tim Pierce

         Mr. Pierce, a certified public accountant, has served as a director of the Company since February 2003. Mr. Pierce is currently serving as an Executive Vice President and the Chief Financial Officer and Corporate Secretary of SBI Services, Inc. in Salt Lake City, Utah. He joined SBI and Company (the former parent of SBI Services, Inc.) in April 1998. SBI and Company was sold in July 2004. Mr. Pierce worked for Mrs. Fields' Original Cookies, Inc. from 1988 through 1998, where he served most recently as Mrs. Fields' Senior Vice President, Chief Financial Officer, and Corporate Secretary. For twelve years from 1976 to 1988, Mr. Pierce served as an auditor with Price Waterhouse and Deloitte & Touche. Mr. Pierce is a former director of Mountain America Credit

Union, and is currently a director of E&O Holdings, Inc., Lante Corporation and Scient Japan. Mr. Pierce is a member of the American Institute of Certified Public Accountants, and the Utah Association of Certified Public Accountants. Mr. Pierce is considered by the Company to be an audit committee financial expert. Mr. Pierce received his B.S. from Brigham Young University.

Dr. Julian Feneley

         Dr. Feneley has served as a director of the Company since December 2003. Dr. Feneley began working with BriteSmile in January 2002, focusing on strategic and development initiatives, was appointed Chairman of BriteSmile Development, Inc. in May 2003, and President of BriteSmile, Inc. in February 2004. Previously, Dr Feneley co-founded narrowbridge, an e-customer acquisition technology company, and Bioscience Managers, a biotechnology venture capital and corporate finance boutique. Prior to 2000, Dr. Feneley headed the European healthcare investment banking franchise of J P Morgan during its period as the globally ranked #1 investment bank in this industry sector. Dr. Feneley originated and executed transactions with an aggregate volume in excess of $200 billion, including the then largest merger in corporate history. Prior to joining J P Morgan in 1990, Dr. Feneley qualified and worked as a medical doctor at the renowned Guy's Hospital in London, England.

         There is no family relationship between any executive officer or director of the Company and any other executive officer or director.

Meetings of the Board of Directors

         The Company's Board of Directors held four duly noticed meetings during fiscal year 2004. Each nominee for director then serving as a director attended all of the meetings of the Company's Board of Directors.

Committees of the Board of Directors

         The Board of Directors has established an Executive Committee, an Audit Committee, a Compensation Committee and a Marketing Committee.

         Subject to certain restrictions, the Executive Committee possesses and exercises the powers of the Board of Directors during the intervals between regular meetings of the Board. The members of the Executive Committee during 2004 were Anthony Pilaro, Gerald Poch, Bradford Peters, Harry Thompson, Gregg Coccari and Julian Feneley. The same directors will serve on the Executive Committee during 2005 through the date of the Annual Meeting. Following the Annual Meeting, Mr. Poch will no longer serve on the Executive Committee. The Company's Executive Committee held four meetings during fiscal year 2004. Each member of the Executive Committee then serving as a member of such committee attended all of the meetings of the Executive Committee, except Mr. Poch missed one meeting.

         The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, that acts pursuant to a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Annex
A. The Audit committee's objective is to provide assistance to the directors in fulfilling their responsibility to the shareholders and investment community relating to corporate accounting, reporting practices, and the quality and integrity of the financial reports of the Company. Members of the Company's Audit Committee during 2004 were Gerald Poch, Bradford Peters and Tim Pierce. The same directors will serve on the Audit Committee during 2005 through the date of the Annual Meeting. Following the Annual Meeting, Mr. Poch will no longer serve on the Executive Committee. The Audit Committee held five meetings during fiscal year 2004. Each member of the Audit Committee then serving as a member of such committee attended all of the meetings of the Audit Committee, except Mr. Poch missed one meeting. All members of the Audit Committee are independent directors, as defined in Marketplace Rule 4200(A)(15) of The Nasdaq Stock Market.

         The Compensation Committee reviews and recommends to the Board of Directors the salaries, bonuses and other forms of compensation and benefit plans for the executive officers of the Company and administers the Company's 1997 Stock Option and Incentive Plan. Members of the Company's Compensation Committee during 2004 were Bradford Peters, Peter Schechter and Harry Thompson. The same directors will serve on the Compensation Committee during 2005. The Compensation Committee held two meetings during fiscal year 2004. Each member of the Compensation Committee then serving as a member of such committee attended all of the meetings of the Compensation Committee. All members of the Compensation Committee are independent directors, as defined in Marketplace Rule 4200(A)(15) of The Nasdaq Stock Market.

         The Board of Directors established a Marketing Committee of the Board in December 2004 to assist the Company's new Chief Executive Officer on marketing issues. As established by the Board of Directors, the Marketing Committee consists of two members of the Board of Directors, Harry Thompson and Peter Schechter, and the Company's Executive Vice President of Marketing, as an ad hoc member of the Committee. Because the Marketing Committee was not established until December 2004, it held no meetings during fiscal year 2004.

Director Compensation

         Non-employee directors of the Company receive options to purchase 5,000 shares of common stock per year for each year during which they serve as a director. Directors who serve as chairman of a Board committee receive options to purchase an additional 10,000 shares of common stock per year of service. The exercise price of such options is 100% of the fair market price on the date of grant. Actual expenses incurred by outside directors are reimbursed. In addition, the chairman of the Audit Committee receives an annual retainer in the amount of $2,500, and Mr. Thompson received $20,800 per month for his service on the Marketing Committee between December 2004 and March 2005.

Shareholder Communications With Directors

         The Board of Directors has not established a formal process for shareholders to follow to send communications to the Board or its members, as the Company's policy has been to forward to the directors any shareholder correspondence it receives that is addressed to them. Shareholders who wish to communicate with the directors may do so by sending their correspondence addressed to the director or directors at the Company's headquarters at 490 North Wiget Lane, Walnut Creek, CA, 94598.

         Directors are encouraged by the Company to attend the Annual Meeting of Shareholders if their schedules permit. Julian Feneley and Bruce Fleming attended the Annual Meeting of the Shareholders held in June 2004.

Director Nominations

         The Board of Directors does not have a nominating committee or other committee that recommends qualified candidates to the Board for nomination or election as directors. The Board of Directors believes that, because of the Company's size and the current composition of the Board of Directors and because of the historically few and infrequent vacancies on the Board, it is in the best interest of the Company to permit all of the independent directors to fully participate in the director nomination process. The Board of Directors has adopted a nominations process that provides that the Company's independent directors (as defined under the Nasdaq Marketplace Rules), acting by a majority vote, are authorized to recommend individuals to the Board of Directors for the Board's selection as director nominees.

         The independent directors are responsible for reviewing and interviewing qualified candidates to serve on the Board of Directors, for making recommendations to the full Board for nominations to fill vacancies on the Board and for selecting the management nominees for the directors to be elected by the Company's shareholders at each annual meeting.

Director Qualifications

         The independent directors have not established specific minimum age, education, experience or skill requirements for potential directors. The independent directors have, however, been authorized by the Board of Directors to take into account all factors they consider appropriate in fulfilling their responsibilities to identify and recommend individuals to the Board as director nominees. Those factors may include, without limitation, the following:

         o an individual's business or professional experience, accomplishments, education, judgment, understanding of the business and the industry in which the Company operates, specific skills and talents, independence, time commitments, reputation, general business acumen and personal and professional integrity or character;

         o the size and composition of the Board and the interaction of its members, in each case with respect to the needs of the Company and its shareholders; and

         o regarding any individual who has served as a director of the Company, his or her past preparation for, attendance at, and participation in meetings and other activities of the Board or its committees and his or her overall contributions to the Board and the Company.

Identification and Evaluation of Nominees

         In making nominations for director, the independent directors identify nominees by first evaluating the current members of the Board willing to continue their service. Current members with qualifications and skills that are consistent with the independent directors' criteria for Board service are re-nominated. As to new candidates, the independent directors will generally poll the Board members and members of management for recommendations. The independent directors may also review the composition and qualification of the boards of directors of the Company's competitors, and may seek input from industry experts or analysts. The independent directors review the qualifications, experience and background of potential candidates. In making their determinations, the independent directors evaluate each individual in the context of the Board as a whole, with the objective of assembling a group that can best represent shareholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the independent directors make recommendations to the Board of Directors by a majority vote. Historically, the Board of Directors has not relied on third-party search firms to identify director nominees. The Board of Directors may in the future choose to engage third-party search firms in situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

         The independent directors may use multiple sources for identifying and evaluating nominees for directors, including referrals from the Company's current directors and management as well as input from third parties, including executive search firms retained by the Board. The independent directors will obtain background information about candidates, which may include information from directors' and officers' questionnaires and background and reference checks, and will then interview qualified candidates. The Company's other directors will also have an opportunity to meet and interview qualified candidates. The independent directors will then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board of Directors that a candidate be nominated to the Board.

Shareholder Nominations

         It is the policy of the Board of Directors and the independent directors not to consider candidates recommended by shareholders. The Board of Directors believes that, based on the independent directors' knowledge of the Company's corporate governance principles and the needs and qualifications of the Board at any given time, the independent directors are best equipped to select nominees that will result in a well-qualified and well-rounded board of directors. Accordingly, it is the policy of the independent directors not to accept unsolicited nominations from shareholders.



                            REPORT OF AUDIT COMMITTEE

         The following report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any other filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         BriteSmile's Audit Committee (referred to as "we" and "us") during 2004 was composed of Gerald Poch, Bradford Peters and Tim Pierce, all independent directors of the Company. The Committee operates under a written charter adopted by the Board of Directors. The Committee assists the directors in fulfilling their responsibility to our shareholders, potential shareholders and the investment community relating to accounting and financial reporting practices.

         We meet with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. We discuss these matters with the Company's independent auditors and with appropriate Company financial personnel.

         As needed, we meet privately with both the independent auditors and the appropriate Company financial personnel, each of whom has unrestricted access to the members of the Committee. We also recommend to the Board of Directors the appointment of the independent auditors and review periodically their performance and independence from management.

         The directors who serve on the committee are all "independent" for purposes of Rule 4200(a)(15) of listing standards of the Nasdaq Small Cap Market. That is, the Board of Directors has determined that none of us has a relationship to the Company that might interfere with our independence from the Company and its management.

         Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with auditing standards generally accepted in the United States of America, and discuss with us any issues they believe should be raised with the Committee.

         This year, we reviewed the Company's audited financial statements and met with both management and Deloitte & Touche LLP, the Company's independent auditors for the 52 weeks ended December 25, 2004, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with auditing standards generally accepted in the United States of America.

         We have received from and discussed with Deloitte & Touche the written disclosure as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. We also discussed with Deloitte & Touche any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         Based on these reviews and discussions, we recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the 52 weeks ended December 25, 2004.

                                 Members of the 2004 Audit Committee

                                 Gerald Poch
                                 Bradford Peters
                                 Tim Pierce

Audit Fees for Fiscal 2003 and 2004

         Aggregate fees billed to the Company and its subsidiaries for 2004 and 2003 by the Company's independent auditor and principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, are as follows:

                                  2004                2003
                                  ----                ----

    Audit Fees (1)          $       334,399    $     358,952
    Audit-Related Fees      $             0    $           0
    Tax Fees (2)            $       137,225    $     148,793
    All Other Fees          $        42,510    $      45,350

     (1) 2004 Audit fees estimated and to be finalized.
     (2) Includes fees for tax advice and tax return assistance in 2003 and 2004.

     The Audit Committee has considered and determined that the provision of the non-audit services noted in the foregoing table is compatible with maintaining Deloitte & Touche's independence. Prior to the performance of any services, the Audit Committee approves all audit and non-audit related services to be provided by the Company's independent auditor and the fees to be paid therefore. Although the Sarbanes-Oxley Act of 2002 permits the Audit Committee to pre-approve some types or categories of services to be provided by the auditors, it is the current practice of the Audit Committee to specifically approve all services provided by the auditors in advance, rather than to pre-approve, generally, any type of service.



            EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES/CONSULTANTS

         The following sets forth the name, age and position of each director and executive officer of the Company as of the date of this Report. Biographical information regarding Gregg Coccari, Julian Feneley and Eric Montgomery, each of whom currently also serves as a director of the Company, is included in this Proxy Statement under "Proposal 1 - Election of Directors." Biographical information regarding the other executive officers follows below.

NAME                                AGE     CURRENT POSITION(S) (1)
----                                ---     -----------------------
Gregg Coccari....................     52    Chief Executive Officer and Director
Julian Feneley...................     40    President and Director
Paul Dawson......................     50    Chief Executive Officer of BriteSmile International Limited
Ken Czaja........................     55    Executive Vice President, Chief Financial Officer and Secretary
Stephen Miller...................     57    Executive Vice-President, Development and Real Estate
Robert Sieban....................     36    Executive Vice-President, BriteSmile Whitening Centers
R. Eric Montgomery...............     50    Director, Director of BriteSmile Development Inc., President of
                                            Oraceutical LLC, consultant to the Company
Nhat Ngo.........................     32    Executive Vice President, Business Development and General Counsel

(1) All directors serve for one year and until their successors are elected and qualified. All officers serve at the pleasure of the Board of Directors. There are no family relationships between any of the officers and directors.

Paul Dawson

         Mr. Dawson, prior to joining the Company's subsidiary, BriteSmile International as its Chief Executive Officer in April 1999, was Chief Executive Officer of Camus International, a global marketer of luxury goods. During his nine-year tenure with Camus, he spearheaded an aggressive worldwide market expansion program of the company's premium cognac market. Prior to Camus, Mr. Dawson held the position of Engagement Manager at McKinsey & Company, an international consulting firm. While at McKinsey, he advised a broad range of multinational consumer companies on international expansion strategies. Mr. Dawson has lived and worked in the United States, Europe, Asia and the Middle East. He holds Masters degrees from Cambridge University and University of California at Berkeley, and an MBA from Stanford University.

Ken Czaja

         Mr. Czaja was appointed Chief Financial Officer and Secretary of BriteSmile in May 2004. He brings to the Company a wealth of finance management experience spanning small and large public global technology companies. Prior to joining the Company, Mr. Czaja was CFO of PerkinElmer's OptoElectronics Group. Before PerkinElmer, he was CFO of BrightStar, a small publicly traded services firm specializing in Information Technology solutions. Prior to BrightStar, Mr. Czaja was CFO of IntelliCorp, a publicly traded software firm, and before that, Vice President of Finance for Wyse Technology, a mid-size computer terminal and monitor company. He began his career progressing through numerous financial management positions at Xerox Corporation. Mr. Czaja received a B.S. degree in physics from Columbia University and a Masters degree in industrial management from Georgia Institute of Technology.

Stephen Miller

         Prior to his appointment as Executive Vice President of Development and Real Estate in 2004, Stephen Miller was Executive Vice President, Manufacturing and Distribution of the Company since October 2000. Prior to joining BriteSmile in May 1999 as its Executive Vice President, Real Estate and Construction, Mr. Miller was for 11 years Vice President of Facility Development for DFS. While at DFS, Mr. Miller was responsible for the development of the flagship retail gallerias, high-end boutiques, duty free stores and entertainment complexes in the U.S., Oceania and the Pacific. Prior to DFS, Mr. Miller was Senior Vice President of Commercial and Industrial Development for Castle and Cooke, Inc. where for 17 years he was responsible for commercial, industrial and retail development for Hawaii's second largest private landowner.

Robert Sieban

         Effective June 1, 2003, Robert Sieban joined BriteSmile as Executive Vice President, BriteSmile Whitening Centers. A veteran of the retail industry, Mr. Sieban is responsible for BriteSmile's Center Division. Mr. Sieban is also responsible for retail sales of BriteSmile's expanding proprietary oral care products. Mr. Sieban comes to BriteSmile with over 10 years retail experience including his most recent position as Senior Vice President of Retail Stores for Illuminations and positions at Pier 1 Imports and Sunglass Hut International.

Nhat H. Ngo

         In November 2004, Nhat Ngo was appointed Executive Vice President, Business Development & Planning and General Counsel. Mr. Ngo was named the Chief Operating Officer of BriteSmile Development, Inc., the Company's subsidiary, in April 2003 to oversee BriteSmile Development's research and development efforts and to manage its intellectual property portfolio. Prior to joining the Company in June 1999 as Director of Sales, Mr. Ngo practiced law at Shaw Pittman in Washington DC. Mr. Ngo served as Vice President, National Sales Director for the Company from 2000 to 2003, having executed an aggressive sales campaign to expand the dental distribution channel, and was promoted to Vice President of Business Development & Planning in March 2003. He graduated with a B.S. degree in business from the University of Virginia McIntire School of Commerce and J.D. degree from the University of Virginia School of Law.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of the record date, April 15, 2005, regarding beneficial stock ownership of (i) all persons known to the Company to be beneficial owners of more than 5% of the outstanding common stock (the only class of stock of the Company); (ii) each director, the Chief Executive Officer, and the four highest paid executives of the Company other than the CEO, and (iii) all officers and directors of the Company as a group. Each of the persons in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them, except as otherwise indicated.

                                                                       Number of Shares     Percent of
                                                                      Beneficially Owned   Outstanding
         Name and Address                                                    (1)            Shares (2)
         ----------------
         Executive Officers and Directors
         Anthony M. Pilaro.............................................     5,165,089(3)        45.92%
         Gregg Coccari.................................................       410,000(4)         3.81%
         Julian Feneley................................................        10,085(5)             *
         Paul Dawson...................................................        81,336(6)             *
         Kenneth Czaja.................................................        30,000(7)             *
         Nhat Ngo......................................................        33,506(8)             *
         Robert Sieban.................................................        24,750(9)             *
         Stephen Miller................................................        43,205(10)            *
         Gerald A. Poch................................................       818,637(11)        7.66%
         R. Eric Montgomery............................................       373,924(12)        3.51%
         Bradford Peters...............................................       692,435(13)        6.47%
         Harry Thompson................................................        24,660(14)            *
         Peter Schechter...............................................        21,125(15)            *
         L. Tim Pierce.................................................        14,335(16)            *
         All Officers and Directors as a Group (13 persons)............     7,743,087           65.18%

         5% Beneficial Owners
         LCO Investments Limited.........................................   5,165,089(3)        45.92%
         Pequot Capital Management, Inc..................................     818,637(17)        7.66%
         Titab, LLC......................................................     692,435(13)        6.47%
         MicroCapital LLC................................................   1,426,143(18)       13.45%

    *    Constitutes less than 1%.
    (1) Includes options or warrants to purchase shares which are presently exercisable or exercisable within 60 days of April 15, 2005.
    (2) All percentages are calculated based upon the total number of shares outstanding of 10,602,677 shares of the Company as of March 14, 2005, plus the number of options or warrants presently exercisable or exercisable within 60 days of April 15, 2005 by the named security holder.
    (3) Includes 2,988,678 shares owned of record and beneficially by LCO Investments Limited ("LCO"), 318,170 shares held indirectly through CAP Properties Limited, a subsidiary of LCO and acting general partner of Excimer Vision Leasing LP, 249,818 shares held directly through P de P Tech Limited ("PdeP"), an affiliate of LCO, 4,500 shares held by AMP Trust, of which Mr. Pilaro is a beneficiary, 533,335 shares held by LCP II Trust, of which Mr. Pilaro's ex-wife is a beneficiary, 166,668 shares held by ACP II Trust, of which one of Mr. Pilaro's adult sons not living in Mr. Pilaro's household is a beneficiary, 166,668 shares held by CAP II Trust, of which one of Mr. Pilaro's adult sons not living in Mr. Pilaro's household is a beneficiary, 32,136 shares owned beneficially by CAP Advisers Limited ("CAP"), acting as co-trustee of various trusts, 7,500 shares held of record by the CAP Charitable Foundation, 52,053 shares held of record and beneficially by CAP, 11,670 warrants to purchase shares at $30.00 per share held by LCO, 45,354 warrants to purchase shares at $7.61 held by LCO, 333,333 warrants to purchase shares at $6.00 per share held by LCO, 61,470 warrants to purchase shares at $2.40 per share held by LCO, 3,335 warrants to purchase shares at $30 per share held by PdeP, 131,462 shares issuable upon conversion of Senior Convertible Notes held by LCO, 43,821 shares issuable upon conversion of Senior Convertible Notes that may be acquired upon exercise of Additional Investment Rights held by LCO, and 15,118 warrants to purchase shares at $7.61 per share that may be acquired upon exercise of Additional Investment Rights held by LCO. LCO is a wholly owned subsidiary of the ERSE Trust. CAP Advisers Limited is a co-trustee of the ERSE Trust. Mr. Pilaro, a director of the Company, is Chairman of CAP. Mr. Pilaro disclaims beneficial ownership of the shares held by LCO, CAP Properties Limited, P de P Tech Limited, AMP Trust, LCP II Trust, ACP II Trust, CAP II Trust, the CAP Charitable Foundation, and CAP Advisers Limited and the trusts indicated above of which CAP is co-trustee. Mr. Pilaro's address is 36 Fitzwilliam Place, Dublin 2, Ireland. LCO's address is 7 New Street, St. Peter Port, Guernsey, Channel Islands.
    (4) Includes 240,000 shares owned of record, of which 160,000 are subject to forfeiture until January 9, 2007 and 80,000 are subject to forfeiture until January 9, 2007, and options to purchase 170,000 shares at $6.30 per share.
    (5) Includes 3,585 shares owned of record, and options to purchase 3,500 shares at $12.75 per share, and 3,000 shares at $6.53 per share.
    (6) Includes 33,334 shares owned beneficially and options to purchase 45,002 shares at $4.31 per share, and 3000 shares at $6.53 per share. Mr. Dawson's address is 36 Fitzwilliam Place, Dublin 2, Ireland.
    (7) Includes options to purchase 30,000 shares at $10.50 per share.
    (8) Includes options to purchase 29,172 shares at $4.31, 3334 shares at $10.50, and 1000 shares at $8.30 per share.
    (9) Includes options to purchase 18,750 shares at $6.72 and 6,000 shares at $9.72 per share. (10) Includes 1,370 shares owned beneficially, options to purchase 31,668 shares at $16.50 per share, and options to purchase 9,167 shares at $4.31 per share, and 1,000 shares at $8.40 per share. (11) Includes 368,610 shares and warrants to purchase 29,759 shares at $30.00 per share held of record by
         Pequot Private Equity Fund II, L.P., 184,308 shares and warrants to purchase 14,880 shares at $30.00 per share held of record by Pequot Partners Fund, L.P., 184,305 shares and warrants to purchase 14,880 shares at $30.00 per share held of record by Pequot International Fund, Inc., 3,333 shares held of record by Pequot Scout Fund, L.P., (Pequot Private Equity Fund II, L.P., Pequot Partners Fund, L.P., Pequot International Fund, Inc. and Pequot Scout Fund, L.P. are referred to collectively as the "Pequot Funds"). Includes options held by Mr. Poch to purchase 3,335 shares at $55.50 per share, 5,892 shares at $30.00 per share, 3,335 shares at $1.98 per share, 3,500 shares at $10.86 per share and 2,500 shares at $5.41 per share. Mr. Poch is a Managing Director of Pequot Capital Management, Inc., which holds voting and dispositive power for all shares held of record by the Pequot Funds and may be deemed to beneficially own the shares held by the Pequot Funds. Mr. Poch disclaims beneficial ownership of the shares held of record by the Pequot Funds, except to the extent of his pecuniary interest therein.
    (12) Includes 322,387 shares owned beneficially, options to purchase 5,532 shares at $29.63 per share, 3,335 shares at $30.00 per share, 3,335 shares at $1.98 per share, 3,500 shares at $10.86 per share, 33,335 shares at $22.50 per share, and 2,500 shares at $5.41 per share.
    (13) Includes 600,765 shares owned of record and beneficially, warrants to purchase 60,342 shares at $2.40 per share, warrants to purchase 6,668 shares at $30.00 per share and options to purchase 3,655 shares at $15.00 per share, 3,335 shares at $56.25 per share, 3,335 shares at $1.98 per share, 3,335 shares at $30.00 per share and 3,500 shares at $10.86 per share and 7,500 shares at $5.41 per share. Mr. Peters' and Titab, LLC's address is 622 Third Avenue, 38th Floor, New York, New York 10017.
    (14) Includes options to purchase 3,335 shares at $56.25 per share, options to purchase 3,655 shares at $15.00 per share, options to purchase 3,335 shares at $30.00 per share, options to purchase 3,335 shares at $1.98 per share, options to purchase 3,500 shares at $10.86 per share, and options to purchase 7500 shares at $5.41 per share.
    (15) Includes 5,120 shares owned beneficially in a Revocable Living Trust, options to purchase 3,335 shares at $67.50 per share, options to purchase 3,335 shares at $30.00 per share, options to purchase 3,335 shares at $1.98 per share, options to purchase 3,500 shares at $10.86 per share, and options to purchase 2500 shares at $5.41 per share. Mr. Schechter's address is ? Chlopak, Leonard, Schechter & Assoc. 3021 O Street, N.W., Washington, D.C. 20007.

    (16) Includes options to purchase 3,335 shares at $1.98 per share, options to purchase 3,500 shares at $10.86 per share, and options to purchase 7,500 shares at $5.41 per share. Mr. Pierce's address is ? SBI and Company, 2625 E. Cottonwood Pkwy, Ste. 480, Salt Lake City, UT 84042.
    (17) Includes 368,610 shares and warrants to purchase 29,755 shares at $30.00 per share held of record by Pequot Private Equity Fund II, L.P., 184,308 shares and warrants to purchase 14,878 shares at $30.00 per share held of record by Pequot Partners Fund, L.P., 184,305 shares and warrants to purchase 14,878 shares at $30.00 per share held of record by Pequot International Fund, Inc., 3,333 shares held of record by Pequot Scout Fund, L.P. Pequot Capital's address is 500 Nyala Farm Road, Westport, CT 06880.
    (18) Based on Schedule 13G and Form 3 filings with the SEC. Ian Ellis' address is ? Microcapital LLC, 410 Jessie Street, Suite 1002, San Francisco, CA 94103.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who beneficially own more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10 percent shareholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely upon the Company's review of the copies of such forms furnished to it during the year ended December 25, 2004, and representations made by certain persons subject to this obligation that such filings were not required to be made, the Company believes that all reports required to be filed by these individuals and persons under Section 16(a) were filed in a timely manner, except as follows:

1. Form 4 report of Eric Montgomery filed January 20, 2004 to report a transaction dated December 29, 2003. 2. Form 3 report of Julian Feneley filed March 16, 2004 to report Dr. Feneley's becoming a reporting person on December 17, 2003.
3. Form 4 report of Julian Feneley filed March 17, 2004 to report a transaction dated April 20, 2003. 4. Form 4 report of Eric Montgomery filed September 13, 2004 to report a transaction dated September 9,
            2003.
5. Form 4 report of Adam Flint filed October 1, 2004 to report a transaction dated September 2, 2003. 6. Form 3 report of Robert Sieban filed October 5, 2004 to report Mr. Sieban's becoming a reporting person on June 3, 2003.
7. Form 4 report of Robert Sieban filed October 5, 2004 to report a transaction dated September 2, 2003. 8. Form 4 report of Paul Dawson filed February 7, 2005 to report a transaction dated December 14, 2004. 9. Form 4 report of Julian Feneley filed February 8, 2005 to report a transaction dated December 14, 2004.
10. Form 4 reports of Ian Ellis filed June 14, 2004, July 23, 2004, December 22, 2004 and December 28, 2004
            to report transactions dated June 9, 2004, July 20, 2004, December 17, 2004 and December 22, 2004, respectively.

        Except as disclosed, the Company is not aware of any transactions in its outstanding securities by or on behalf of any director, executive officer or 10 percent holder, which would require the filing of any report pursuant to Section 16(a) during the year ended December 25, 2004, that has not been filed with the Securities and Exchange Commission.

                             EXECUTIVE COMPENSATION

         The following Summary Compensation Table shows compensation paid by the Company for services rendered during 2002, 2003 and 2004 to each person who served as the Company's Chief Executive Officer during 2004, and to the Company's four most highly compensated executive officers during 2004 in addition to the Chief Executive Officers.

                                                                                      Long-Term
                                                          Annual Compensation        Compensation
                                                     ------------------------------ ---------------
Name and Principal Position               Period        Salary           Bonus        Securities        Other
                                                                                      Underlying
                                                                                       Options
---------------------------------------------------- --------------  -------------- --------------- ---------------
John L. Reed (1).......................      2004        $ 91,887          -           35,000             -
Chief Executive Officer                      2003         239,636          -           41,667             -
                                             2002         225,000          -              -               -
Bruce Fleming (2)......................      2004       $ 397,479       $75,000           -               -
Chief Executive Officer                      2003         350,000       233,333        166,667            -
                                             2002         175,000          -              -               -
Anthony Pilaro (3).....................      2004            -             -              -               -
Chief Executive Officer                      2003            -             -              -               -
                                             2002            -             -              -               -
Julian Feneley (4).....................      2004       $ 216,923          -           18,500        $67,200 (5)
President                                    2003            -             -              -               -
                                             2002            -             -              -               -
Paul Dawson............................      2004        $265,596       $54,870        15,000             -
CEO, BriteSmile International Ltd.           2003         210,000        44,370        55,002             -
                                             2002         191,667          -              -               -

Robert Sieban (6)......................      2004       $ 207,692       $37,500         6,000             -
Executive Vice President                     2003         107,692          -           31,250             -
   BriteSmile Centers                        2002            -             -              -               -
Stephen Miller.........................      2004       $ 174,115         -             5,000             -
Executive Vice President                     2003         150,000         -             9,167             -
   Development and Real Estate               2002         150,000         -               -               -

     (1) Mr. Reed served as Chief Executive Officer of the Company from June 1999 until April 2004.
     (2) Mr. Fleming served as Chief Executive Officer of the Company from April 2004 until August 2004.
     (3) Mr. Pilaro served as Acting Chief Executive from August 2004 until January 2005 without compensation.
     (4)  Dr. Feneley joined the Company in February 2004.
     (5)  Represents a housing allowance paid to Dr. Feneley by a related party.
          (6) Mr. Sieban joined the Company in June, 2003.

                            OPTION/SAR GRANTS IN 2004

         The following table lists individual grants of stock options made during the Company's last completed year as compensation for services rendered as an officer of the Company:

                                Individual Grants
                           -------------------------------------------------------------
           Name                Number of       % of Total    Exercise or   Expiration    Potential Realizable Value at
                              Securities      Options/SARs
                              Underlying       Granted to                                Assumed Annual Rates of Stock
                             Options/SARs     Employees in   Base Price                  Price Appreciation for Option
                                Granted         FY 2004       ($/Share)       Date                 Term (5)
------------------------------------------------------------------------------------------------------------------------
                                                                                              5%              10%
------------------------------------------------------------------------------------------------------------------------
John L. Reed..............    35,000 (1)        15.7%          $12.30         3/31/2007    $67,857.56      $142,495.50
Julian Feneley............     3,500 (2)         1.6%           12.75         3/17/2014     28,064.42        71,120.76
                              15,000 (3)         6.7%            6.53        12/14/2014     61,600.23       156,107.07
Paul Dawson...............    15,000 (3)         6.7%            6.53        12/14/2014     61,600.23       156,107.07
Robert Sieban.............     6,000 (1)         2.7%            9.72          9/2/2014     36,677.13        92,947.06
Stephen Miller............     5,000 (4)         2.3%            8.40         11/2/2014     26,413.57        66,937.18

     (1)  The option was fully exercisable on the grant date.
     (2)  The option became fully exercisable on September 17, 2004.
     (3) The option becomes exercisable in five substantially equal annual installments beginning on December 14, 2004.
     (4) The option becomes exercisable in five substantially equal annual installments beginning on November 2, 2004.
     (5) The assigned rates of growth were selected by the SEC for illustrative purposes only and are not intended to predict or forecast further stock prices.

                    AGGREGATED OPTION EXERCISES IN LAST YEAR
                       AND DECEMBER 25, 2004 OPTION VALUES

                              Shares                        Number of Securities           Value of Unexercised
                            Acquired on     Value          Underlying Unexercised         In the Money Options at
Name                       Exercise (#) Realized ($) (1) Options at December 25, 2004      December 25, 2004 (2)
----                       ------------ ----------------
                                                          Exercisable   Unexercisable   Exercisable    Unexercisable
John L. Reed..........         -              -             193,334          -           $ 63,001          -
Bruce Fleming.........         -              -             100,000          -             -               -
Anthony Pilaro........          -             -                -             -             -               -
Julian Feneley........          -             -               6,500        55,167          -             $79,859
Paul Dawson...........       10,000          $9,500          48,002        41,998          85,054         55,496
Robert Sieban.........          -             -              18,500        56,500          -              69,838
Stephen Miller........          -             -              41,835         4,000          17,326          -

     (1) Represents the amount realized upon sale of the underlying securities minus the exercise price.
     (2) Potential unrealized value is calculated as the fair market value at December 23, 2004 ($6.20 per share), less the option exercise price, times the number of shares.


         Employment Contracts and Termination of Employment Arrangements

         Certain of the Company's executive officers whose compensation is required to be reported in the Summary Compensation Table are parties to written employment agreements with the Company as follows:

Gregg Coccari

         The Company entered into an employment agreement with Gregg Coccari on January 9, 2005. The term of the employment agreement is five years, and the term automatically extends for successive one-year periods unless either party gives notice at least ninety days before the expiration of the employment term. The Company pays Mr. Coccari an annual base salary of $350,000. In addition, Mr. Coccari is eligible for incentive bonuses if certain targets are met. Mr. Coccari was also granted 240,000 shares of restricted common stock, 80,000 shares of which vested upon grant, and 80,000 additional shares of which will vest on each of the first and second anniversaries of the commencement of Mr.

Coccari's employment, provided that he continues his employment. In addition, Mr. Coccari received options to purchase 600,000 shares of the Company's common stock. Options to purchase 120,000 shares vested on the date of the agreement; the remaining 480,000 options vest in equal monthly installments over four years. Under the agreement, Mr. Coccari will perform his duties at the Company's corporate headquarters in Walnut Creek, California. Mr. Coccari's employment agreement provides the Mr. Coccari will receive a lump sum payment in an amount equal to twelve months of his base salary plus his targeted bonus for such year in the event that his employment is terminated without Cause (as defined therein), and that if such termination without Cause occurs in contemplation of or within one year following a Change in Control of the Company (as defined therein), then Mr. Coccari will receive a lump sum payment in an amount equal to two times Mr. Coccari's base salary plus targeted bonus.

Paul Dawson

         BriteSmile International, Ltd. entered into an employment agreement with Paul Dawson on April 19, 1999. Under the terms of the agreement, Mr. Dawson has served as Chief Executive Officer of BriteSmile International, a wholly-owned subsidiary of the Company. The Company pays Mr. Dawson
(euro)210,000 per year for his services. Mr. Dawson is eligible for a bonus based on the number of paid teeth whitening procedures performed in a designated international area. The bonus will be paid in cash and common stock of the Company. In addition, Mr. Dawson received options to purchase 50,000 shares of the Company's common stock at the closing price on the date of the agreement. Options to purchase 16,667 shares vested on the date of the agreement. The remaining 33,333 options vested in equal installments over five years.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

         The members of the Company's Compensation Committee during fiscal 2004 were Bradford Peters, Peter Schechter and Harry Thompson. No member of the Company's Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, and no director or executive officer is a director or executive officer of any other corporation that has a director or executive officer who is also a director of the Company.



                   REPORT OF THE COMPENSATION COMMITTEE OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Preliminary Note: Notwithstanding anything to the contrary set forth in any of the previous filings made by the Company under the Securities Act or the 1934 Act that might incorporate future filings, including, but not limited to, the Company's Annual Report on Form 10-K for the 52 weeks ended December 25, 2004, in whole or in part, the following Executive Compensation Report and the Stock Performance Graph appearing herein shall not be deemed to be incorporated by reference into any such future filings.

         The Compensation Committee of the Board establishes and recommends executive compensation levels to the Board of Directors. The Committee during 2004 consisted of Peter Schechter, Bradford Peters and Harry Thompson. This Compensation Report discusses the Company's compensation policies and the basis for the compensation paid to its executive officers (including the Named Executive Officers), during the 52 weeks ended December 25, 2004.

         The Committee is currently responsible for setting the Company's policies regarding compensation and benefits, and administering the Company's employee stock option and stock purchase plans. In particular, the Committee evaluates the performance of management and determines the compensation and benefits of executive officers.

Compensation Policy

         The Committee's policy with respect to executive compensation has been designed to:

     o Adequately and fairly compensate executive officers in relation to their responsibilities, capabilities and contributions to the Company and in a manner that is commensurate with compensation paid by companies of comparable size or within the Company's industry;

     o Reward executive officers for the achievement of key operating objectives and for the enhancement of the long-term value of the Company; and

     o Use equity-based incentives designed to motivate executives to focus on long-term strategic objectives, to align the interests of management and the stockholders, and to provide opportunities for management to share in the benefits that they achieve for the Company's stockholders.

         The components of compensation paid to executive officers consist of:
(a) base salary, (b) incentive compensation in the form of stock options awarded by the Company under the Company's Stock Option Plan, and (c) certain other benefits.

Components of Compensation

         The primary components of compensation paid to executive officers and senior management personnel, and the relationship of these components of compensation to the Company's performance, are discussed below:

     o Base Salary. The Committee periodically reviews and approves the base salary paid to executive officers and members of the Company's senior management team. Adjustments to base salaries are determined based upon a number of factors, including the Company's performance (to the extent such performance can fairly be attributed or related to each executive's performance), as well as the nature of each executive's responsibilities, capabilities and contributions. In addition, the Committee periodically reviews the base salaries of senior management personnel in an attempt to ascertain whether those salaries fairly reflect job responsibilities and prevailing market conditions and rates of pay. The Committee believes that base salaries for the Company's executive officers have historically been reasonable, when considered together with other elements of compensation (such as stock options and the bonus plans) in relation to the Company's size and performance and in comparison with the compensation paid by similarly sized companies or companies within the Company's industry.

     o Incentive Compensation. As discussed above, a substantial portion of each executive officer's compensation package is in the form of incentive compensation designed to reward the achievement of key operating objectives and long-term increases in shareholder value. The Committee believes that the stock options granted under the Stock Option Plan reward executive officers only to the extent that shareholders have benefited from increases in the value of the common stock. In establishing the size of an executive' opportunity for incentive compensation, including bonus and stock options, the Committee takes into account, in addition to general comparative information, the individual performance of the executive and the financial performance and strategic achievements of the Company during the prior year, the executive's level of responsibility and potential to influence or contribute to the Company's operations and direction, and the quality of the executive's long-term strategic decisions made during the year. The Committee generally does not base its considerations on any single performance factor, nor does it specifically assign relative weights to factors, but rather considers a mix of factors and evaluates Company and individual performance against that mix. To the extent that qualitative factors are involved in the determination, the Committee must necessarily make a subjective assessment of performance.

     o Other Benefits. The Company maintains certain other plans and arrangements for the benefit of its executive officers and members of senior management. The Company believes these benefits are reasonable in relation to the executive compensation practices of other similarly sized companies or companies within the Company's industry.

Conclusion

         The Committee believes that its policies further the shareholders' interests because a significant part of executive compensation is based upon the Company achieving its financial and other goals and objectives. At the same time, the Committee believes that its policies encourage responsible management of the Company in the short-term. The Committee regularly considers executive compensation issues so that its practices are as effective as possible in furthering shareholder interests.

         The Committee bases its review on the experience of its own members, on information requested from management personnel, and on discussions with and information compiled by various independent consultants retained by the Company.

                           Respectfully submitted,
                           2004 Compensation Committee:

                           Peter Schechter
                           Bradford Peters
                           Harry Thompson

                             STOCK PERFORMANCE GRAPH

         The following graph compares the yearly cumulative total returns from the Company's common stock, the Total Return Index for the Nasdaq Stock Market, and an industry graph for public companies engaged in the Medical Appliances and Equipment line of business, as such industry information is monitored by Media General Financial Services, Richmond Virginia.

                                [OBJECT OMITTED]

                                    1999       2000       2001        2002       2003       2004
                                   -------    -------   --------   ----------   --------   -------
        BriteSmile, Inc.           100.00      31.92      55.04        4.09      21.33      11.73
   Medical Appliances/Equip.       100.00     144.26     137.29      130.09     165.88     188.32
      Nasdaq Market Index          100.00      62.85      50.10       34.95      52.55      56.97



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Acquisition of Certain Human Oral Care Intellectual Property

         In July 2003, BriteSmile Development Inc. ("BDI") entered into an Asset Purchase Agreement (the "Purchase Agreement") with R. Eric Montgomery and certain entities owned and controlled by him. Mr. Montgomery is a member of the Board of Directors of the Company. He is also the founding Manager and President of Oraceutical, LLC ("Oraceutical") and Oraceutical Innovative Properties ("OIP"), which have provided consulting services to the Company in the field of human oral care. Pursuant to the Purchase Agreement, as subsequently amended in November 2003, BDI acquired intellectual property consisting primarily of certain United States and foreign patents, patent applications, continuations, continuations-in-part, trade secrets, technologies, know-how, trademarks and trade names relating to human oral care for a purchase price of $6.4 million, plus a 50% participation interest in third party royalties and infringement recoveries relating to the intellectual property acquired. A portion of the purchase price included an obligation of the Company to pay $0.8 million to a third party in $0.2 million quarterly installments beginning February 2004. These payments were completed and the obligation was paid in full by December 2004.

Financing   Arrangements   for  the  Acquisition  of  Certain  Human  Oral  Care
Intellectual Property

         To finance a portion of the purchase price of the purchase of the human oral care intellectual property described above, LCO Investments Limited ("LCO") loaned $2.0 million to BDI under the terms of a promissory note due in May 2008. LCO also received warrants to purchase 333,335 shares of common stock of the Company at an exercise price of $6.00 per share in consideration of its agreement to make the loans to BDI. In addition, the Company guaranteed BDI's obligations under the promissory notes issued to LCO. The shares of common stock underlying the warrants granted to LCO are subject to certain limited "piggyback" registration rights in the event of future registered public offerings of common stock sold by the Company. LCO is a major shareholder of the Company. LCO is a wholly owned subsidiary of the ERSE Trust. CAP Advisers Limited ("CAP") is a co-trustee of the ERSE Trust. Mr. Pilaro, a director and Chairman of the Board of the Company, is Chairman of CAP.

Consulting Agreements with Oraceutical

         In July 2003, BDI entered into a consulting agreement with OIP. R. Eric Montgomery, a director of the Company, is the founding Manager and President of OIP, which replaced a consulting agreement with Oraceutical that was terminated in connection with the acquisition of the human oral care intellectual property described above. BDI's consulting agreement with OIP provides for a five-year term at a rate of $180,000 per year. Under the consulting agreement, Eric Montgomery agreed to consult exclusively for BDI and the Company in the field of human oral care. BDI will own all new intellectual property relating to human oral care arising from work under the consulting agreement.

Fulfillment Services Agreement with Oraceutical

         In 2004, the Company entered into an agreement with Oraceutical to outsource the Company's whitening component and product fulfillment services to Oraceutical beginning in 2005.

Repayment of November 2003 LCO Bridge Loan

         In November 2003, the Company borrowed $2.0 million from LCO for general working capital purposes. This bridge loan was repaid in full (with accrued interest) and terminated on January 5, 2004 using proceeds from the $8.5 million private placement that closed in January 2004.

LCO Properties Sublease

         On December 1, 1999, the Company, as sublessee, entered into an Agreement of Sublease with LCO Properties, Inc., a Delaware corporation, as lessor. LCO Properties, Inc. is affiliated with LCO, a major shareholder of the Company. The Sublease covers approximately 4,821 square feet of space located in New York City for one of the Company's teeth whitening Centers. The term of the sublease is ten years with initial lease payments of $402,000 per year, subject to increase in the event of increases in the rent payable under the primary lease for the property between LCO Properties, Inc. and its lessor.

Harry Thompson Consulting Agreement

         In August 1999, Harry Thompson, a member of the Company's Board of Directors, agreed to provide marketing consulting services to the Company. In consideration for Mr. Thompson's services to the Company, and pursuant to a letter agreement dated August 17, 1999, LCO granted to Mr. Thompson the right to purchase from LCO up to 16,668 shares of common stock of the Company at a price of $9.00 per share. The option to purchase from LCO expired on August 31, 2004.

Public Relations Services Agreement

         On April 7, 1999, the Company entered into a Letter Agreement with Chlopak, Leonard, Schechter and Associates ("CLS"), a public relations firm in Washington, D.C, pursuant to which CLS provided public relations advice and served as communications counselors to the Company during 2003 for consideration of $18,000 per month, plus expenses, from January to March and of $22,500 per month, plus expenses, for the remainder of 2004. This relationship was terminated as of February, 2005. Peter Schechter, a member of the Company's Board of Directors, is one of three managing partners of CLS.

EVL Lease Agreement

         The Company is party to an equipment lease in the amount of $15 million with Excimer Vision Leasing L.P. ("EVL"), pursuant to which the Company leases 3,000 BS3000 whitening devices. Under the terms of the lease, the Company pays
(i) a fixed monthly payment of principal and interest of $75,000 and (ii) variable rent payments equal to $25 per LATW procedure on the leased whitening devices. Rental expense related to variable rent was $2.22 million, $2.22 million and $2.15 million for 2004, 2003 and 2002, respectively. In December 2003, the lease agreement was amended to provide that both the fixed and variable rent portion of the monthly payment due beginning November 1, 2003 would be deferred and paid to EVL on February 15, 2005, with interest payable on the deferred amount at a rate equal to LIBOR, plus 250 basis points. Prepayment of these amounts in full or in part can be made without penalty. In August 2004, the lease agreement was further amended to provide that the total rents deferred under the November 2003 lease amendment would be deferred further and due as follows: $1.0 million on February 15, 2005, which payment has been made; $1.0 on February 15, 2006; and the remaining balance on February 15, 2007. As of December 25, 2004, the unpaid variable rent was $2.5 million. Mr. Pilaro, the Company's Chairman, serves as Chairman of EVL, and an affiliate of LCO owns 70% of EVL.

EVL Loan Agreement

         On March 1, 2001, the Company borrowed $2.5 million from EVL for general working capital. The loan matures on May 10, 2006 and may be prepaid at any time without penalty. Payments under the loan consist of fixed payments of interest, variable payments of principal and interest and a final payment of principal. For 2004, 2003, and 2002, variable payments totaled $568,000, $718,000, and $717,000, respectively. This loan was repaid in full in August 2004.

CAP America Trust Center Loan

         In May 2003, the Company borrowed $2.5 million from CAP America Trust, of which $0.8 million was available for working capital expenditures and $1.7 million was available for specific revenue generating initiatives to be agreed and defined by the Company and CAP America Trust. Interest on the loan is fixed at 6%, payable monthly, with CAP America Trust having the right to reset the interest rate to 200 basis points over 1-year LIBOR upon 30 days notice to the Company. A variable fee payment based on the number of teeth whitening procedures performed at Company-run teeth whitening Centers will commence on May 11, 2006 and continue until May 10, 2011. Variable fees will be due within 40 days after the end of the month in which the procedures are performed, except for fees due for April/May 2011, which will be due on the maturity date. As of December 25, 2004, $1.6 million has been drawn on the loan. CAP, identified above, is a co-trustee of CAP America Trust.

McKinsey & Company Study

         During 2004, CAP commissioned and paid for a marketing study related to the Company performed by management consulting firm. The cost of the study was recorded by the Company as an expense and an increase to Additional Paid-in Capital.

December 2004 Convertible Notes, Warrants and Additional Investment Rights

         In December 2004, the Company issued $12 million in Notes, and related Warrants and Rights to six investors. Among the investors, LCO purchased $1.0 million of the Notes, Warrants and Rights. The Notes are repayable in 36 equal monthly installments commencing in June 2006, and bear interest at an annual rate equal to the greater of 5% or six-month LIBOR as of 2 business days prior to the start of each quarterly interest period plus 3% with a maximum interest rate of 8% per annum. Principal and interest on the Notes is payable, at the option of the Company, in cash or shares of the Company's common stock, subject to certain limitations. The Notes are convertible into shares of the Company's common stock at a per share conversion price of $7.61, subject to adjustment from time to time upon the occurrence of certain other events described in the Notes, including future issuances of common stock for consideration less than the conversion price then in effect, stock splits or reverse stock splits, and the occurrence of certain major corporate events such as mergers, sale of assets, tender offers or exchange offers. The Warrants have a term of five years and an exercise price of $7.61 per share, subject to adjustment upon certain events specified in the Warrant, including the subsequent issuance by the Company of shares of its common stock at prices lower than the original Warrant exercise price. The Rights provide to the Investors the right to purchase additional Notes and additional Warrants. The Rights are exercisable at any time prior to the 180th trading day following the closing date of the transaction. (See Proposal 4 - Ratification and Approval of Note, Warrant and Additional Investment Rights Issuance.)

Housing Allowance for Dr. Feneley

     Since May 2004, Cap provided a housing allowance to Dr. Feneley. The sum of the payments, $67,000, was recorded by the Company as an expense and an increase to Additional Paid-in Capital.



                 PROPOSAL 2 -- APPROVAL OF OPTION PLAN AMENDMENT

         Effective March 9, 2005, the Company's Board of Directors adopted an amendment (the "Option Plan Amendment") to the Company's Revised 1997 Stock Option and Incentive Plan (the "Plan"). Pursuant to the Option Plan Amendment, the aggregate number of shares of common stock of the Company available for issuance under the Plan was increased from 1,500,000 shares to 1,900,000 shares. The additional shares will be used for normal corporate purposes, including grants to new and current officers, employees, directors and agents.

         At the Annual Meeting, the Company's shareholders will be asked to ratify and approve the Option Plan Amendment in the form of Exhibit A to this Proxy Statement, and the Board of Directors is soliciting the enclosed proxy as to that decision. The Shareholders are not being asked to approve the Plan in its entirety, but are only being asked to approve the Option Plan Amendment.

         The Plan permits the award of incentive stock options to key employees, and permits the award of non-qualified stock options, stock appreciation rights, cash and stock bonuses, and other incentive grants to key employees, directors, officers, agents and consultants who have important relationships with the Company or its subsidiaries. Presently there are over 95 employees who are eligible to participate in the Plan. The Plan was initially adopted by the Board of Directors effective as of January 31, 1997. Subsequently, the Plan was amended by action of the directors and shareholders of the Company, resulting in the current number of shares available under the Plan of 1,500,000.

         The principal provisions of the Plan are summarized below. A copy of the Option Plan Amendment is attached to this Proxy Statement as Exhibit A. The summary that follows is not intended to be complete and reference should be made to the Plan for a complete statement of its terms and provisions.

Administration

         The Plan is administered by the Board of Directors of the Company, or a Committee appointed by the Board consisting solely of two or more non-employee directors. The Board has directed that the Compensation Committee will act as the "Plan Committee". The Plan Committee will determine and designate the individuals and classes of individuals to whom awards under the Plan should be made and the amount, terms and conditions of the awards. The Plan Committee may adopt and amend rules relating to the administration of the Plan. The Plan is intended to comply with, and will be administered in accordance with, Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereto.

Eligibility

         Awards under the Plan may be made to directors, officers, or key employees of the Company and its subsidiaries, and to nonemployee agents, consultants, advisors, and other persons whom the Plan Committee believes have made or will make an important contribution to the Company or any subsidiary thereof, subject to Section 422 of the Code, which limits the grant of "Incentive Stock Options" to executive officers and other senior managerial and professional employees.

Shares Available

         If the Option Plan Amendment is approved by the shareholders at the Annual Meeting and subject to adjustment as provided in the Plan, and as amended to date, a maximum of 1,900,000 shares of the Company's common stock is reserved for issuance thereunder. If an option or stock appreciation right granted under the Plan expires or is terminated or canceled, the unissued shares subject to such option or stock appreciation right are again available under the Plan. In addition, if shares sold or awarded as a bonus under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased are again available under the Plan. In the absence of an effective registration statement under the Securities Act of 1933, as amended (the "Act"), all shares granted under the Plan will be restricted as to subsequent resales or transfer, pursuant to Rule 144 under the Act.

Term

         Unless earlier terminated by the Plan Committee, the Plan will continue in effect until the earlier of: (i) January 31, 2007, and (ii) the date on which all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. Options or awards outstanding at the date of the Plan termination will not be cancelled or otherwise affected by termination of the Plan. The Plan Committee may suspend or terminate the Plan at any time except with respect to options, and shares subject to restrictions, then outstanding under the Plan.

Stock Option Grants

         The Plan Committee may grant Incentive Stock Options ("ISOs") and Non-Statutory Stock Options ("NSOs") under the Plan. With respect to each option grant, the Plan Committee will determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised (including whether the option will be subject to any vesting requirements and whether there will be any conditions precedent to exercise of the option), and the other terms and conditions of the option. The Plan specifies, however, that 6 months must elapse from the date of grant of the options to the date of disposition by the option holder of the shares of common stock underlying the option. Unless otherwise provided in the option grant agreement, options granted under the plan expire six months after the termination of the option holder's employment for reasons other than permanent disability, retirement, death, or termination for cause.

         ISOs are subject to special terms and conditions. The aggregate fair market value, on the date of the grant, of the common stock for which an ISO is exercisable for the first time by the optionee during any calendar year may not exceed $100,000. An ISO may not be granted to an employee who possesses more than 10% of the total voting power of the Company's stock unless the option price is at least 110% of the fair market value of the common stock subject to the option on the date it is granted, and the option is not exercisable for 5 years after the date of grant. No ISO may be exercisable after 10 years from the date of grant. The option price may not be less than 100% of the fair market value of the common stock covered by the option at the date of grant.

         In connection with the grant of NSOs or ISOs, the Plan Committee may issue "Reload Options", which allow employees to receive options to purchase that number of shares that shall equal (i) the number of shares of common stock used to exercise underlying NSOs or ISOs, and (ii) the number of shares of common stock used to satisfy any tax withholding requirement incident to the exercise of the underlying NSOs or ISOs.

         Unless provided otherwise by the Plan Committee in connection with a particular option grant, no vested option may be exercised unless at the time of such exercise the holder of such option is employed by or in the service of the Company or any subsidiary thereof, within three (3) years following termination of employment by reason of death, retirement, or disability, and within six (6) months following termination for any other reason, except for cause, in which case all unexercised options shall terminate forthwith. No shares may be issued pursuant to the exercise of an option until full payment therefor has been made. Upon the exercise of an option, the number of shares reserved for issuance under the Plan will be reduced by the number of shares issued upon exercise of the option.

Stock Appreciation Rights

         Two types of Stock Appreciation Rights ("SARs") may be granted under the Plan: "Alternate SARs" and "Limited Rights." Alternate SARs are granted concurrently with or subsequent to stock options, and permit the option holder to be paid, in common stock, the excess of the fair market value of each share of common stock underlying the stock option at the date of exercise of the Alternate SARs over the fair market value of each share of common stock underlying the option at the grant date. The exercise of Alternate SARs shall be in lieu of the exercise of the stock option underlying the SARs, and upon such exercise a corresponding number of stock options shall be canceled. Alternate SARs are exercisable upon the same terms and conditions as are applicable to the options underlying them. Upon the exercise of an Alternate SAR, the number of shares reserved for issuance under the Plan will be reduced by the number of shares issued.

         Limited Rights may be issued concurrently with or subsequent to the award of any stock option or Alternate SAR under the Plan. Limited Rights allow the holder thereof to be paid appreciation on the stock option or the amount of appreciation receivable upon exercise of an Alternate SAR in cash and in lieu of exercising such options or rights. Limited Rights are exercisable only to the same extent and subject to the same conditions and within the same time periods as the stock options or Alternate SARs underlying such Limited Rights; provided, however, that Limited Rights may not be exercised under any circumstances until the expiration of 6 months following the date of grant. Limited Rights are exercisable in full for a period of seven months following a change in control of the Company. Upon the exercise of Limited Rights, the stock options or Alternate SARs underlying such Limited Rights shall terminate. Cash payments upon the exercise of Limited Rights will not reduce the number of shares of common stock reserved for issuance under the Plan. No SARs have been granted under the Plan.

Stock Bonus Awards

         The Plan Committee may award shares of common stock as a stock bonus under the Plan. The Plan Committee may determine the recipients of the awards, the number of shares to be awarded, and the time of the award. Stock received as a stock bonus is subject to the terms, conditions, and restrictions determined by the Plan Committee at the time the stock is awarded. No stock bonus awards have been granted under the Plan.

Cash Bonus Rights

         The Plan Committee may grant cash bonus rights under the Plan either outright or in connection with (i) options granted or previously granted, (ii) SARs granted or previously granted, (iii) stock bonuses awarded or previously awarded, and (iv) shares issued under the Plan. Bonus rights granted in connection with options entitle the optionee to a cash bonus if and when the related option is exercised. The amount of the bonus is determined by multiplying the excess of the total fair market value of the shares acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. Bonus rights granted in connection with an SAR entitle the holder to a cash bonus when the SAR is exercised, that is determined by multiplying the amount received upon exercise of the SAR by the applicable bonus percentage. Bonus rights granted in connection with stock bonuses entitle the recipient to a cash bonus, in an amount determined by the Plan Committee, either at the time the stock bonus is awarded or upon the lapse of any restrictions to which the stock is subject. No bonus rights have been granted under the Plan.

Non-Assignability of Plan Awards

         No award under the Plan shall be assignable or transferable by the recipient thereof, except by will or the laws of descent or pursuant to a qualified domestic relations order as defined in the Code.

Changes in Capital Structure

         The Plan provides that if the outstanding common stock of the Company is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, stock split or certain other transactions, appropriate adjustment will be made by the Plan Committee in the number and kind of shares available for grants under the Plan. In addition, the Plan Committee will make appropriate adjustments in the number and kind of shares as to which outstanding options will be exercisable. In the event of a merger, consolidation or other fundamental corporate transformation, the Board may, in its sole discretion, permit outstanding options to remain in effect in accordance with their terms; to be converted into options to purchase stock in the surviving or acquiring corporation in the transaction; or to be exercised, to the extent then exercisable, during a period prior to the consummation of the transaction established by the Plan Committee or as may otherwise be provided in the Plan.

Tax Consequences

         The following description addresses the federal income tax consequences of the Plan. Although the Company believes the following statements are correct based on existing provisions of the Code and legislative history and administrative and judicial interpretations thereof, no assurance can be given that changes will not occur which would modify such statements. Also, such statements are intended only to provide basic information. Each Plan participant should consult his or her own tax advisor concerning the tax consequences of participation in the Plan because individual financial and federal tax situations may vary, and state and local tax considerations may be significant.

         Certain options authorized to be granted under the Plan are intended to qualify as ISOs for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or exercise of the ISO. If an employee exercises an ISO and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset held for more than one year. If an employee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or the exercise of an ISO. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.

         Certain options authorized to be granted under the Plan will be treated as NSOs for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of an NSO until the option is exercised. When the NSO is exercised, the optionee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. Upon the sale of shares acquired upon exercise of an NSO, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

         An employee who receives stock in connection with the performance of services will generally realize income at the time of receipt unless the shares are not substantially vested for purposes of Section 83 of the Code and no election under Section 83(b) of the Code is filed within 30 days after the original transfer. The Company generally will be entitled to a tax deduction in the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares. The Company is required to withhold employment taxes on the amount of the income the employee recognizes. A participant who receives a cash bonus right under the Plan generally will recognize income equal to the amount of any cash bonus paid at the time of receipt of the bonus, and the Company generally will be entitled to a deduction equal to the income recognized by the participant.

         Section 162(m) of the Code limits to $1 million per person the amount the Company may deduct for compensation paid to any of its most highly compensated officers in any year after 1993. Under proposed regulations, compensation received through the exercise of an option or SAR will not be subject to the $1 million limit if the option or SAR and the plan pursuant to which it is granted meet certain requirements. The currently applicable requirements are that the option or SAR be granted by a committee of at least two disinterested directors and that the exercise price of the option or the SAR be not less than fair market value of the common stock on the date of grant. Accordingly, the Company believes compensation received on exercise of options and SARs granted under the Plan in compliance with the above requirements will not be subject to the $1 million deduction limit.

Amendments to Plan

         The Plan Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, including in response to changes in securities, tax or other laws or rules, regulations or regulatory interpretations thereof applicable to the Plan or to comply with stock exchange rules or requirements.

New Plan Benefits

         The following awards have been granted to the Named Executive Officers and to the Company's other executive officers, the shares underlying a portion of which are being made available under the Option Plan Amendment.

        Executive Officer                               Stock Options
        -----------------                               -------------
        Gregg Coccari.................................         -
        Julian Feneley................................       43,167
        Paul Dawson...................................       29,998
        Robert Sieban.................................       37,750
        Stephen Miller................................         -
        Executive Group...............................      141,743
        Non - Executive Director Group................         -
        Non - Executive Officer Employee Group........         -

         Other awards to be issued pursuant to the Plan, as amended by the Option Plan Amendment, and the value of the awards to the participants will depend on the Plan Committee's actions and the fair market value of the Company's Common Stock at various future dates. Therefore, except as stated above, the Company cannot determine the benefits that its directors, executive officers and other employees will receive in the future if the Option Plan Amendment is approved.

Equity Compensation Plan Information (as of March 26, 2006):

                                                                                         Number of Securities
                                                                                         remaining available for
                                  Number of securities to     Weighted-average           future issuance under
                                  be issued upon exercise     exercise price of          equity compensation plans
                                  of outstanding options,     outstanding options,       (excluding securities
Plan category                     warrants, and rights        warrants, and rights       reflected in Column (a))
------------------------------------------------------------ -------------------------- ------------------------------
                                            (a)                         (b)                          (c)

Equity compensation plans
approved by security holders
(the Revised 1997 Stock Option           1,500,000                    $11.15                         -0-
Plan)
Equity compensation plans not
approved by security holders
(Agreements outside the 1997
Option Plan)                              706,672                     $11.09                         -0-

                                 --------------------------- -------------------------- ------------------------------
Total                                    2,206,672

  THE BOARD RECOMMENDS SHAREHOLDER APPROVAL OF THE AMENDMENT TO THE 1997 STOCK OPTION PLAN IN THE FORM ATTACHED TO THIS PROXY STATEMENT AS EXHIBIT A.

                   PROPOSAL 3 -- APPROVAL OF CHARTER AMENDMENT

The Charter Amendment

         At the Annual Meeting, shareholders will be asked to consider and approve an amendment to the Company's Articles of Incorporation in the form of Articles of Restatement of Articles of Incorporation attached to this Proxy Statement as Exhibit B to create 5,000,000 shares of "blank check" preferred stock of the Company. The Board of Directors has approved, and recommends that shareholders approve, the Charter Amendment.

Purpose of the Amendment

         The purpose of the Charter Amendment is to provide the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its shares of common stock, as it will allow shares of preferred stock to be available for issuance from time to time for such consideration and with such features as are determined by the Board of Directors for any proper corporate purpose. It is anticipated that such purposes may include, among others, issuances for cash as a means of raising capital if and when necessary and issuance as part or full consideration in acquisitions of other business or assets.

Terms of Blank Check Preferred Stock

         The Charter Amendment will authorize and create 5,000,000 shares of "blank check" preferred stock. The following summary of the Charter Amendment and its impact on the Company does not purport to be complete and is qualified in its entirety by reference to the proposed Charter Amendment as set forth in Exhibit B.

         The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the shareholders of the Company and the terms, rights and features of which are determined by the board of directors of the Company upon issuance. The authorization of the blank check preferred stock would permit the board of directors to authorize and issue preferred stock from time to time in one or more series.

         Subject to the provisions of the Company's Amended and Restated Articles of Incorporation, as amended by the Charter Amendment, and the limitations prescribed by law, the board of directors would be expressly authorized, in its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the shareholders. The board of directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of the Company and its shareholders. The Charter Amendment will give the board of directors flexibility, without further shareholder action, to issue preferred stock on such terms and conditions as the board of directors deems to be in the best interests of the Company and its shareholders.

         Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the board of directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive shareholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the board of directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to shareholders generally.

         While the Charter Amendment may have anti-takeover ramifications, the board of directors believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the Charter Amendment may have anti-takeover effects, it may encourage persons seeking to acquire the Company to negotiate directly with the board of directors enabling the board of directors to consider the proposed transaction in a manner that best serves the shareholders' interests.

         The terms of any preferred stock issued by the Board of Directors have not been determined at this time and will not be until issuance. Holders of common stock, however, would likely be junior to the holders of the preferred stock in the event of a liquidation, dissolution or winding up of the Company and distribution of the Company's assets and/or the payment of dividends.

         THE CHARTER AMENDMENT MEANS THAT THE COMPANY WILL HAVE SHARES OF PREFERRED STOCK AVAILABLE FOR ISSUANCE. SHAREHOLDERS DO NOT HAVE ANY PREEMPTIVE OR SIMILAR RIGHTS TO SUBSCRIBE FOR OR PURCHASE ANY SHARES OF PREFERRED STOCK THAT MAY BE ISSUED IN THE FUTURE, AND THEREFORE, FUTURE ISSUANCES OF PREFERRED STOCK MAY, DEPENDING ON THE CIRCUMSTANCES, HAVE A DILUTIVE EFFECT ON THE EARNINGS PER SHARE, VOTING POWER AND OTHER INTERESTS OF THE EXISTING SHAREHOLDERS.

No Dissenters' Rights

      Under the laws of the State of Utah, the Company's shareholders are not entitled to dissenters' rights with respect to the Charter Amendment, and the Company will not independently provide shareholders with any such right.

    THE BOARD RECOMMENDS SHAREHOLDER APPROVAL OF THE CHARTER AMENDMENT IN THE FORM OF ARTICLES OF RESTATEMENT OF ARTICLES OF INCORPORATION ATTACHED TO
                       THIS PROXY STATEMENT AS EXHIBIT B.



           PROPOSAL 4--RATIFICATION AND APPROVAL OF NOTE, WARRANT AND
                      ADDITIONAL INVESTMENT RIGHTS ISSUANCE

         THE SHAREHOLDERS ARE BEING ASKED TO RATIFY AND APPROVE THE ISSUANCE BY THE COMPANY OF (A) SENIOR CONVERTIBLE NOTES OF THE COMPANY, WHICH ARE CONVERTIBLE INTO AN AGGREGATE OF 1,577,545 SHARES OF THE COMPANY'S COMMON STOCK,
(B) WARRANTS TO PURCHASE UP TO AN AGGREGATE OF 544,253 SHARES OF THE COMPANY'S COMMON STOCK, (C) ADDITIONAL INVESTMENT RIGHTS TO PURCHASE ADDITIONAL SENIOR CONVERTIBLE NOTES AND WARRANTS THAT WOULD BE CONVERTIBLE OR EXERCISABLE FOR UP TO AN AGGREGATE OF 707,266 ADDITIONAL SHARES OF THE COMPANY'S COMMON STOCK AND
(D) WARRANTS TO PURCAHSE 28,291 SHARES OF COMMON STOCK THE COMPANY GRANTED TO ITS PLACEMENT AGENT IN THE TRANSACTION.

         THE TERMS OF THE NOTES AND WARRANTS PROVIDE THAT PRINCIPAL AND INTEREST ON THE NOTES MAY BE PAYABLE IN SHARES OF THE COMPANY'S COMMON STOCK AND THAT THE CONVERSION RATIO OF THE NOTES AND THE EXERCISE PRICE OF THE WARRANTS WILL BE ADJUSTED IF SPECIFIED EVENTS OCCUR. IF INTEREST AND/OR PRINCIPAL ON THE NOTES IS PAID IN SHARES OF COMMON STOCK AND/OR AN ADJUSTMENT OCCURS AND THE NOTES ARE CONVERTED AND THE WARRANTS ARE EXERCISED, THE COMPANY MAY ISSUE MORE THAN 20% OF THE TOTAL NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK ISSUED AND OUTSTANDING PRIOR TO THE COMMENCEMENT OF THE TRANSACTION.

The Note and Warrant Offering

         On December 16, 2004, the Company completed the issuance and sale of
(a) Senior Convertible Notes of the Company due in five years (the "Notes") in the aggregate principal amount of $12,000,000, which are convertible into an aggregate of 1,577,545 shares of the Company's common stock, (b) warrants to purchase up to an aggregate of 544,253 shares of the Company's common stock (the "Warrants") and (c) Additional Investment Rights (the "Rights") to purchase additional Notes and Warrants, which would be convertible or exercisable for up to an aggregate of 707,266 additional shares of the Company's common stock. The issuance of the Notes, Warrants and Rights occurred pursuant to a Securities Purchase Agreement ("Purchase Agreement") with six investors ("Investors"), one of whom had previously been affiliated with the Company, its executive officers and directors.

         Five of the Investors, who purchased a total of $11,000,000 principal amount of the Notes, were unaffiliated with the Company prior to their investment. LCO Investments Limited, a principal stockholder of the Company affiliated with Anthony Pilaro, Chairman of the Company's Board of Directors, purchased an aggregate amount of $1,000,000 of the Notes.

         Warrants to purchase 28,291 shares of the Company's common stock were also issued to the placement agent in the transaction.

Terms and Conditions of the Notes

         The principal amount of the Notes is payable by the Company in 36 equal monthly installments commencing on June 16, 2006. The Notes bear interest on the unpaid principal balance at the rate per annum equal to the greater of 5% or six-month LIBOR as of 2 business days prior to the start of each quarterly interest period, plus 3%, with a maximum interest rate of 8% per annum. Interest on the Notes is payable on the last day of March, June, September and December during the term of the Notes.

         Principal and Interest on the Notes is payable, at the option of the Company, in cash or shares of the Company's common stock; however, the Company may not pay principal or interest by issuing shares of common stock unless (1) the number of shares of common stock offered for payment does not exceed the cumulative share volume for the 20 trading days prior to the later of the date the Company has elected to make the payment in shares of common stock or 30 days prior to the applicable payment date and (2) each of the following conditions are then satisfied with respect to all shares of common stock then issuable upon conversion of all outstanding Notes:

     o the number of authorized but unissued and otherwise unreserved shares of common stock is sufficient for such issuance;

     o the common stock is registered for resale by, and may be sold by, the holder pursuant to an effective registration statement or pursuant to Rule 144(k) under the Securities Act of 1933, as amended, without volume limitations;

     o the common stock is listed or quoted (and is not suspended from trading) on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market and the shares to be issued in such payment are approved for listing upon issuance;

     o the issuance would be permitted in full without violating the restrictions on conversion described below or the rules or regulations of any trading market;

     o the Company is not then involved in bankruptcy proceedings in violation of the Note or Purchase Agreement;

     o the Company is not in default with respect to any material obligation under the Note or any other transaction document entered into in connection with the financing transaction; and

     o no public announcement of a pending or proposed change of control transaction has occurred that has not been consummated.

         Under the terms of the Notes, if the Company is required to pay interest in cash on any interest payment date but fails to do so, the Investor holding the Note may (but is not required to) treat such interest as if it had been added to the principal amount of the Investor's Note as of the interest payment date or accept any number of shares of common stock in lieu of the interest payment. The value of the Company's common stock that is used to pay principal or interest under the Notes will be 93% of the volume weighted average trading price for the Company's common stock for the 20 trading days prior to the applicable payment date.

         The Company must deliver written notice to the applicable Investor indicating the manner in which it intends to pay interest and principal at least 30 days prior to each interest payment date or principal payment date, as applicable (but the Company may indicate in the notice that its election will continue for subsequent payment dates until revised). If the Company fails to timely provide written notice, it will be deemed to have elected to make the applicable payment in cash.

         The Notes are convertible into shares of the Company's common stock at a per share conversion price of $7.61, which is 115% of $6.61, the volume weighted average trading price of the Company's common stock during the ten trading day period immediately prior to December 16, 2004, the closing date of the transaction. On December 16, 2004, the closing sales price of the Company's common stock as quoted on Nasdaq was $6.75.

         The conversion price of the Notes is subject to adjustment downward from time to time if the Company issues shares of common stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of common stock at any time while a Note is outstanding and unpaid at a purchase price less than the conversion price then in effect, in which case the conversion price then in effect will be reduced to the purchase price received by the Company in the issuance. The conversion price is also subject to adjustment from time to time upon the occurrence of certain other events described in the Notes and Warrants, including, stock splits or reverse stock splits, and the occurrence of certain major corporate events such as mergers, sale of assets, tender offers or exchange offers.

         Notwithstanding the foregoing, the Notes limit the number of shares of common stock that may be issued upon conversion of any Note to the extent necessary to insure that, following such conversion, the total number of shares of common stock beneficially held by such Investors, individually, would not exceed 4.999% of the total number of issued and outstanding shares of common stock of the company.

         Pursuant to the Purchase Agreement, the Company also agreed to register with the Securities and Exchange Commission, within 45 days after the closing date of the transaction, the shares of common stock underlying the conversion of, or issuable as payment of principal or interest in connection with, the Notes, Warrants and Rights for resale under the Securities Act of 1933, as amended. The Company has filed the Registration Statement. The Registration Statement was declared effective by the Securities and Exchange Commission in February 2005.

Terms and Conditions of the Warrants

         Each Investor and the placement agent in the transaction also received Warrants to purchase shares of common stock of the Company. Pursuant to the Purchase Agreement, the number of shares of common stock issuable upon the exercise of the Investors' Warrants was 544,253 at the closing of the transaction. The placement agent received Warrants to purchase 28,291 shares of common stock.

         The Warrants have a term of five years and an exercise price of $7.61 per share. The exercise price of the Warrants equals 115% of the volume weighted average trading price of the Company's common stock during the ten trading day period immediately prior to December 16, 2004, the closing date of the transaction. The exercise price of the Warrants is subject to adjustment upon certain events specified in the Warrant, including the subsequent issuance by the Company of shares of its common stock at prices lower than the original Warrant exercise price.

Terms and Conditions of the Additional Investment Rights

         In connection with the issuance of the Notes and the Warrants, the Investors also received the Rights. The Rights provide to the Investors the right to purchase additional Notes up to an aggregate principal amount of $4,000,000, which would convert into up to an additional 525,848 shares of common stock, and additional Warrants to purchase up to an additional 181,418 shares of common stock. The Rights were issued to the Investors pro rata in accordance with the principal amount of each Investor's Note. The Rights are exercisable at any time prior to the 180th trading day following the closing date of the transaction by delivery of an exercise notice and payment of the principal amount of the additional Notes being purchased.

         Copies of the Purchase Agreement, together with the form of Notes, Warrants and Rights issued to the Investors, are included as exhibits to the Company's Current Report on Form 8-K filed with the Commission on December 21, 2004.

         As of the date of this Proxy Statement, none of the Notes has been converted into shares of common stock, none of the Warrants has been exercised and none of the Rights have been exercised for additional Notes or Warrants.

Use of Proceeds

         The Company has used and intends to use the net proceeds from the Note, Warrant and Right Offering to fund ongoing business expansion, including the establishment of additional Whitening Centers and Associated Centers, and other general working capital purposes.

Interest of Certain Persons in Matters Acted Upon

         One of the six investors in the Notes, Warrants and Rights was LCO Investments Limited, which currently owns approximately 48.7% of the Company's outstanding common stock. Anthony Pilaro, Chairman of the Company's Board of Directors, is the Chairman of CAP Advisors Limited, which is a co-trustee of the ERSE Trust. LCO is a wholly owned subsidiary of the ERSE Trust.

Nasdaq Shareholder Approval Requirement

         The Company's common stock is quoted on the Nasdaq Small Cap Market. Because of that listing, the Company is contractually obligated to comply with applicable rules of the Nasdaq Stock Market. Nasdaq Stock Market Rule 4350(i)(1)(D) requires shareholder approval for the issuance of shares of common stock in a transaction or series of transactions involving, among other types of transactions, the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. The conversion of all or substantially all of the aggregate amount of the Notes, or the payment of the principal and interest on the Notes in the form of shares of common stock of the Company, together with the issuance of the shares of common stock issuable upon exercise of the Warrants, would result in the issuance by the Company of more than 20% of the common stock outstanding before the Purchase Agreement was executed.

         In view of the perceived advantages to the Company and its shareholders of proceeding with the Note and Warrant Issuance, the Board did not propose that approval of the Note and Warrant Issuance be submitted to a vote by shareholders unaffiliated with the Company. The Nasdaq Market Rules which require shareholder approval of the potential issuance of the common stock underlying the Notes and Warrants do not require submission of the matter to a vote of disinterested shareholders only. Neither is a vote of disinterested minority shareholders required by the Company's Articles or Bylaws, nor by the Utah Business Corporations Act. The directors believe that the terms of the Note and Warrant Issuance are fair to the Company and its shareholders, and are in keeping with the directors' fiduciary obligations to the Company's minority shareholders.

         In recognition of the forgoing requirements of the Nasdaq Stock Market, the Company agreed under the Purchase Agreement that the Board of Directors would recommend that the shareholders approve the sale of the Notes and the related transactions to the extent such transactions have been entered into with officers and directors of the Company or their affiliates, and to the extent that such transactions, upon conversion of the Notes, or the payment of the principal and interest on the Notes in the form of shares of common stock of the Company, and exercise of the Warrants, will result in the issuance of more than 20% of the common stock outstanding immediately prior to such series of transactions, potentially at a price which may be below the then current market price at the time of conversion or exercise.

   THE BOARD RECOMMENDS SHAREHOLDER RATIFICATION AND APPROVAL OF THE ISSUANCE
            OF THE NOTES, WARRANTS AND ADDITIONAL INVESTMENT RIGHTS.

                 PROPOSAL 5 -- APPROVAL OF INDEPENDENT AUDITORS

         The Audit Committee of the Board of Directors of the Company has selected the accounting firm of Deloitte & Touche, LLP ("Deloitte") as the independent auditors for the Company for the 52 weeks ending December 31, 2005.

         At the Annual Meeting, shareholders will be asked to ratify the selection by the Audit Committee of the Board of Directors of Deloitte as the Company's independent public accountants for the 2005 fiscal year. A representative of Deloitte is expected to attend the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

THE BOARD RECOMMENDS SHAREHOLDER APPROVAL OF THE SELECTION OF AUDITORS.



                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, and has not been informed that any other person intends to present, a matter for action at the 2005 Annual Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment.

         The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone, and, if deemed necessary, third party solicitation agents may be engaged by the Company to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by the Company as of the date hereof. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of common stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of proxies will be borne by the Company.

                                  ANNUAL REPORT

         COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 25, 2004 (INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE COMPANY - ATTENTION: KEN CZAJA, SECRETARY, 490 North Wiget Lane, Walnut Creek, California 94598. A request for a copy of the Company's Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of common stock of the Company on April 15, 2005. Exhibits to the Form 10-K, if any, will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

         A copy of the Company's 2005 Annual Report to Shareholders is being mailed with this Proxy Statement, but is not deemed a part of the proxy soliciting material.



                              SHAREHOLDER PROPOSALS

         Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation in connection with the 2006 Annual Meeting of Shareholders must be received by the Company by December 15, 2005. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Company suggests that any such request be submitted by certified mail, return receipt requested. The Board of Directors will review any proposal which is timely received, and determine whether it is a proper proposal to present at the 2006 Annual Meeting.

                       MATERIAL INCORPORATED BY REFERENCE

         The following financial and other information is incorporated by reference to the following sections of the Annual Report on Form 10-K of the Company for the 52 weeks ended December 25, 2004, as filed with the Securities and Exchange Commission: Item 8, the Company's Consolidated Financial Statements and associated notes; and Item 7, Managements Discussion and Analysis of Financial Condition and Results of Operations.

         The enclosed Proxy is furnished for you to specify your choices with respect to the matters referred to in the accompanying notice and described in this Proxy Statement. If you wish to vote in accordance with the Board's recommendations, merely sign, date and return the Proxy in the enclosed envelope which requires no postage if mailed in the United States. A prompt return of your Proxy will be appreciated.


                                     By Order of the Board of Directors


Walnut Creek, California             Kenneth A. Czaja,
                                     CFO and Secretary
May [___], 2005

                                       A-1
                          AMENDMENT TO THE REVISED 1997
               STOCK OPTION AND INCENTIVE PLAN OF BRITESMILE, INC.

THIS AMENDMENT TO THE REVISED 1997 STOCK OPTION AND INCENTIVE PLAN OF BRITESMILE, INC., dated as of March 9, 2005, is made and adopted by BRITESMILE, INC., a Utah corporation (the "Company"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the 1997 Plan (as defined below).

                                    RECITALS

         WHEREAS, the Company maintains the Revised 1997 Stock Option and Incentive Plan (the "1997 Plan");

         WHEREAS, the Company desires to amend the 1997 Plan to increase the number of shares of common stock of the Company subject thereto;

         WHEREAS, pursuant to Section 9.11 of the 1997 Plan, the 1997 Plan may be amended by the Board;

         WHEREAS, this Amendment was adopted by the Board of Directors of the Company on March 9, 2005; and

         WHEREAS, this Amendment was approved by the shareholders of the Company on [June 23, 2005].

         NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the 1997 Plan as follows:

         1. Section 1.05(a) of the 1997 Plan is hereby deleted in its entirety and replaced with the following:

         "(a) Except as may be adjusted pursuant to Section 9.12(i) below, shares of stock which may be issued as Stock Bonuses or upon exercise of Options or Alternate Rights under the Plan shall be authorized and unissued or treasury shares of Common Stock of the Company ("Common Stock"). The number of shares of Common Stock the Company shall reserve for issuance as Stock Bonuses or upon exercise of Options or Alternate Rights to be granted from time to time under the Plan, and the maximum number of shares of Common Stock which may be issued under the Plan, shall not exceed in the aggregate One Million Nine Hundred Thousand (1,900,000) shares of Common Stock. In the absence of an effective registration statement under the Securities Act of 1933 (the "Act"), all Stock Bonuses, Options and Stock Appreciation Rights granted and shares of Common Stock subject to their exercise will be restricted as to subsequent resale or transfer, pursuant to the provisions of Rule 144 promulgated under the Act."

         2. This Amendment shall be and is hereby incorporated in and forms a part of the 1997 Plan.

         3. This Amendment constitutes a new plan for purposes of incentive stock options granted with respect to shares added to the 1997 Plan pursuant to this Amendment and with respect to the shareholder approval requirements under the Internal Revenue Code.

         4. All other terms and provisions of the 1997 Plan shall remain unchanged except as specifically modified herein.

         5. The 1997 Plan, as amended by this Amendment, is hereby ratified and confirmed.

                             ARTICLES OF RESTATEMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                                BRITESMILE, INC.



         Pursuant to Sections 16-10a-123 and 16-10a-1007 of the Utah Revised Business Corporation Act, as amended (the "Act"), BriteSmile, Inc., a Utah corporation (the "Corporation"), adopts the following Articles of Restatement of its Articles of Incorporation, pursuant to which the Corporation amends and restates its Articles of Incorporation.

     FIRST: The name of the Corporation is BriteSmile, Inc.

     SECOND: The Corporation's Articles of Incorporation are hereby amended and restated to read in their entirety as follows:



                                ARTICLE I - NAME

         The name of this corporation is BriteSmile, Inc.

                        ARTICLE II - PURPOSES AND POWERS

         The Corporation is organized to engage in any and all lawful acts, activities, and/or pursuits for which corporations may presently or hereafter be organized under the Utah Revised Business Corporation Act.

         The Corporation shall have all powers allowed by law, including without limitation those powers described in Section 16-10a-302 of the Utah Revised Business Corporation Act, as amended and supplemented. The purposes stated herein shall be construed as powers as well as purposes and the enumeration of a specific purpose or power shall not be construed to limit or restrict the meaning of general terms or the general powers; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

                           ARTICLE III - CAPITAL STOCK

         (1) The total number of shares of stock which the Corporation shall have authority to issue shall be fifty five million (55,000,000), divided as follows: (i) fifty million (50,000,000) shares of Common Stock with a par value of $0.001 per share, and (ii) five million (5,000,000) shares of Preferred Stock with a par value of $0.001 per share.

         (2) The Board of Directors is hereby authorized to amend the Articles of Incorporation to: (a) designate in whole or in part, the preferences, limitations, and relative rights, within the limits set forth in Section 16-10a-601 and 602 of the Utah Revised Business Corporation Act, of the shares of Preferred Stock, prior to issuance of any shares of that class, and (b) create one or more series within the class of Preferred Stock, fix the number of shares of each such series, and designate, in whole or part, the preferences, limitations, and relative rights of the series, within the limits set forth in
Section 16-10a-601 and 602, all before the issuance of any shares of that series. Without limiting the generality of the foregoing, the amendment of the Articles of Incorporation providing for the establishment of any series of Preferred Stock may, to the extent permitted by the Utah Revised Business Corporation Act, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of these Articles of Restatement of the Articles of Incorporation.

         (3) Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated in the resolution or resolutions providing for the establishment of such series adopted by the Board of Directors of the Corporation as herein provided. Except as otherwise expressly stated in the resolution or resolutions providing for the establishment of a series of Preferred Stock, any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise expressly provided by law.

         (4) Prior to the issuance of shares of Preferred Stock, all voting rights of the Corporation shall be exercised by the holders of the Common Stock and the holders of the Common Stock of the Corporation shall be entitled to receive the net assets of the Corporation upon dissolution. All shares of the Common Stock shall be fully paid and nonassessable. Following the issuance of any shares of Preferred Stock, the voting rights of the Corporation, and the parties entitled to receive the net assets of the Corporation upon dissolution, will be as set forth in the amendment of the Articles of Incorporation providing for the establishment of any series of Preferred Stock.

                      ARTICLE IV - LIMITATION OF LIABILITY

         Within the meaning of and in accordance with Section 16-10a-841 of the Utah Revised Business Corporation Act:

         (1) No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director, except as provided in this Article IV.

         (2) The limitation of liability contemplated in this Article IV shall not extend to (a) the amount of a financial benefit received by a director to which he is not entitled, (b) an intentional infliction of harm on the Corporation or its shareholders, (c) a violation of Section 16-10a-842 of the Utah Revised Business Corporation Act, or (d) an intentional violation of criminal law.

         (3) Any repeal or modification of this Article IV by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

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

         (4) Without limitation, this Article IV shall be applied and interpreted, and shall be deemed to incorporate, any provision of the Utah Revised Business Corporation Act, as the same exists or may hereafter be amended, any provision of any act that may replace or supplement the Utah Revised Business Corporation Act, as well as any applicable interpretation of Utah law, so that personal liability of directors and officers of the Corporation to the Corporation or its shareholders, or to any third person, shall be eliminated or limited to the fullest extent as from time to time permitted by Utah law.

                    ARTICLE V - ACTION BY SHAREHOLDER CONSENT

         Within the meaning of and in accordance with Sections 16-10a-704 and 1704(4) of the Utah Revised Business Corporation Act, and subject to the qualifications and limitations thereof, and of any applicable rules of any exchange or market on which the Company's shares may be traded:

         Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

         THIRD: These Restated Articles of Incorporation were recommended to the shareholders by the Board of Directors pursuant to a resolution of the Board of Directors dated as of March 9, 2005 and adopted by the holders of a majority of the Company's issued and outstanding shares of Common Stock at a meeting of the shareholders duly held on [June 23, 2005].

         FOURTH: The number of shares of Common Stock of the Corporation outstanding and entitled to vote thereon at the time of such adoption was _______________, with ___________ shares voting in favor of the Restated Articles of Incorporation, which number of votes was sufficient for approval by the shareholders of the Corporation.



         DATED the [23rd day of June, 2005].



                       BRITESMILE, INC.



                       By:  __________________________

                                Ken Czaja, CFO and Secretary


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


                         AMENDED AUDIT COMMITTEE CHARTER

                          OF THE BOARD OF DIRECTORS OF

                                BRITESMILE, INC.

Organization

There shall be a committee of the board of directors (the "Board") of BriteSmile, Inc. (the "Company") to be known as the Audit Committee. The purpose of the Audit Committee is to monitor (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements, including disclosure of financial and related party matters contained in the Company's periodic reports filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The Audit Committee shall prepare the Audit Committee reports required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

Membership

The members of the Audit Committee shall be elected by the Board and shall be composed of no fewer than three (3) members. Audit Committee members may be replaced by the Board. Each member of the Audit Committee shall meet the independence requirements of The Nasdaq Stock Exchange, Section 10A(m)(3) of the Exchange Act and the rules and regulations of the Commission. At least one (1) member of the Audit Committee shall be a financial expert as defined by the Commission.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. Members of the Audit Committee may participate in person or via telephone. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The meetings of the Audit Committee shall include the following:

     o At least once each fiscal year prior to the release of the Company's Annual Report on Form 10-K, the Audit Committee will meet separately with (a) management of the Company, (b) the Company's principal accounting officer, and (c) the independent accountants of the Company outside the presence of management, to review and discuss the annual audited financial statements, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

     o    At least once each fiscal quarter,  the Audit Committee will meet with
          (a) the independent accountants of the Company and management to review the Company's financial statements (the Audit Committee will determine, in the exercise of its discretion, whether to meet with the independent accountants outside the presence of management, and the

          Chair of the Audit Committee may represent the entire Committee for purposes of these meetings); (b) the Chief Executive Officer of the Company; (c) the Chief Financial Officer of the Company or, in the absence of the Chief Financial Officer, with the principle accounting officer of the Company; and (d) the Chief Operating Officer of the Company, to review and discuss the Company's quarterly financial statements to be included in its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor of the Company (subject to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor and the resolution of any disagreements between management and the independent auditor regarding financial reporting. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services, as well as the fees and terms of such services, to be performed for the Company by the independent auditor, subject to the de minimus exceptions for certain non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit.

The Audit Committee may form and delegate authority to subcommittees consisting of one (1) or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next regular or special meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors and to compensate them as it may determine. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor and to any advisors employed by the Audit Committee for services provided to the Company or the committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and evaluate the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the committee's own performance in light of this Charter.

In carrying out its responsibilities, the Audit Committee shall maintain flexible policies and procedures in order to best react to changing conditions and to ensure the Board and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all applicable requirements and are of the highest quality.

To the extent deemed necessary or appropriate, the Audit Committee shall:

Financial Statement and Disclosure Matters

1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, contained in the annual report to shareholders, and recommend to the board of directors whether the audited financial statements should be included in the Company's Form 10-K.

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

2. Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of the Company's quarterly reports on Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

3. Discuss with management and the independent auditor significant reporting issues and judgments made in connection with the preparation of the financial statements of the Company, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy and effectiveness of the accounting and financial controls of the Company, and any recommendations for or specific steps adopted in light of material control deficiencies or the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

4. Review and discuss quarterly reports from the independent auditor on:

a.                All critical accounting policies and practices to be used.

b. All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

c. Other material written communication between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial statement data, financial information and earnings guidance provided to analysts and rating agencies, which may consist of general discussion of the types of information to be disclosed and the types of presentations to be made in such press releases or other disclosures.

6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Company's financial statements.

7. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9. Review disclosures made to the Audit Committee by the Company's Chief Executive Officer and Chief Financial Officer during the certification process for the Form 10-K and Form

                  10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses of such disclosures and any fraud involving management or other employees who have a significant role in the Company's internal controls.

Oversight of Independent Auditor

10. Review and evaluate the lead partner of the independent auditor team.

11. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.

12. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

13. Ensure the rotation of the lead or coordinating audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

14. Recommend to the Board policies for the hiring by the Company of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

15. Discuss with the national office of the independent auditor issues on which it was consulted by the Company's audit team and matters of audit quality and consistency.

16. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of Internal Audit Function

17. Review the appointment and replacement of the senior internal audit executive of the Company (when such function exists within the Company).

18. Review the significant reports to management prepared by the internal auditing department and management's responses to such reports.

19. Discuss with the independent auditor and management the internal audit department's responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

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

Compliance and Disclosure

20. Obtain from the independent auditor any information identified with respect to Section 10A(b) of the Exchange Act.

21. Obtain reports from management and the Company's senior internal auditing executive (when such function exists within the Company) that the Company is in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics. Advise the Board with respect to the adequacy of the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduce and Ethics.

22. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

23. Review reports and disclosures of insider and affiliated party transactions. Prior to any event involving a related party transaction, review and approve such transaction, or notify and request action on the related party transaction by the Board.

24. Notify all employees annually of the procedures established for complaints received about accounting, internal controls or auditing matters, as well as confidential, anonymous submission by employees of the corporation regarding accounting or auditing matters.

25. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

26. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

27. Discuss with the Company's legal counsel any legal matters that may have a material impact on the financial statements or the compliance policies of the Company.

Limitation of Audit Committee's Role

While the Audit Committee has the responsibilities and powers contained in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor.


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